CREDIT AGREEMENT

THIS CREDIT AGREEMENT (the "Agreement") is made and dated as of May 25, 2005 among MENTOR CORPORATION, a Minnesota corporation (the "Borrower"), BANK OF THE WEST, a California banking corporation, as Administrative Agent (in such capacity, the "Administrative Agent"), UNION BANK OF CALIFORNIA, N. A., a national banking association, as Syndication Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Documentation Agent, and the Lenders from time to time party hereto.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.                    The Loans.

1(a)             Revolving, Alternative Currency and Swing Line Loans.

(1)                 On the terms and subject to the conditions set forth herein, the Lenders (as such term and other capitalized terms not otherwise defined are defined in Paragraph 12 below) severally agree that they shall from time to time to, but not including, the Maturity Date make revolving loans denominated in Dollars (the "Revolving Loans" or a "Revolving Loan") to the Borrower, pro rata in accordance with such Lenders' respective Percentage Shares, in an aggregate amount at any one time outstanding not to exceed the Aggregate Commitments.  The Aggregate Commitments of the Lenders as of the date hereof is $200,000,000.  All disbursements and payments of Revolving Loans shall be in Dollars.

(2)                 On the terms and subject to the conditions set forth herein, the Lenders severally agree that they shall from time to time to, but not including, the Maturity Date, make revolving loans denominated in Alternative Currencies (the "Alternative Currency Loans" or a "Alternative Currency Loan") to the Borrower, pro rata in accordance with such Lenders' respective Percentage Shares, in an aggregate amount at any one time outstanding not to exceed the Alternative Currency Sublimit.  Except as may otherwise be provided herein, all disbursements of and payments of principal and interest on Alternative Currency Loans shall be made in the Alternative Currency in which such Loan is denominated.

(3)                 On the terms and subject to the conditions set forth herein, the Swing Line Lender agrees to make swing line loans denominated in Dollars (the "Swing Line Loans" or a "Swing Line Loan" and, together with the Revolving Loans and the Alternative Currency Loans, the "Loans" or a "Loan") to the Borrower in an aggregate amount at any one time outstanding not to exceed the Swing Line Sublimit, and the Lenders severally agree to participate in such Swing Line Loans on a pro rata basis.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender in Dollars.

(4)                 No Swing Line Loan may be refinanced with another Swing Line Loan.  Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in each Swing Line Loan in an amount equal to such Lender's Percentage Share of such Swing Line Loan, in an aggregate amount that, when added to such Lender's Percentage Share of Revolving Loans and Alternative Currency Loans outstanding does not exceed such Lender's Revolving Commitment.

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(5)                 Notwithstanding subparagraphs (1), (2) and (3) above or any other provision in this Agreement, no Lender (including the Swing Line Lender) agrees to make or participate in any Loan if, after giving effect to such Loan, (i) the aggregate principal amount of Revolving Loans, Alternative Currency Loans, Swing Line Loans and L/C Obligations (the "Aggregate Outstandings") outstanding would exceed the Aggregate Commitments, (ii) such Lender's Percentage Share of Aggregate Outstandings would exceed such Lender's Revolving Commitment; (iii) the aggregate principal amount of Alternative Currency Loans would exceed the Alternative Currency Sublimit; (iv) the aggregate principal amount of Swing Line Loans outstanding would exceed the Swing Line Sublimit; or (v) the aggregate Swing Line Loans outstanding plus the Swing Line Lender's Percentage Share of Aggregate Outstandings (calculated excluding Swing Line Loans) at any one time shall not exceed the Swing Line Lender's Revolving Commitment.

1(b)             Calculation and Payment of Interest.

(1)                 Subject to the other terms and conditions of this Agreement, the Borrower shall pay interest on each Loan outstanding hereunder from the date disbursed to but not including the date of payment, at a rate per annum equal to, (i) in the case of Revolving Loans, at the option of and as selected by the Borrower from time to time in accordance with this Agreement, the Prime Rate plus the Applicable Rate in effect from time to time during the applicable calculation period or the Adjusted Eurocurrency Rate for the relevant Interest Period plus the Applicable Rate; (ii) in the case of Alternative Currency Loans, the Adjusted Eurocurrency Rate for the relevant Interest Period plus the Applicable Rate and (iii) in the case of Swing Line Loans, the Prime Rate plus the Applicable Rate in effect from time to time during the applicable calculation period.

(2)                 Interest accruing on Prime Rate Loans outstanding hereunder shall be payable quarterly, in arrears, on the last day of each March, June, September and December.  Interest accruing on Eurocurrency Rate Loans shall be payable on the last day of the Interest Period relating thereto and, if such Interest Period is longer than three months, on the last day of each three month period after the commencement of such Interest Period prior to the end of such Interest Period.  In addition, accrued interest on any Loan that is paid prior to the Maturity Date shall be paid concurrently with such payment, and accrued interest remaining outstanding shall be payable on the Maturity Date.

(3)                 No more than six (6) Interest Periods shall be in effect with respect to Eurocurrency Rate Loans at any one time.

1(c)             Swing Line Loan Terms.

(1)                 On the date due and upon the occurrence and continuance of a Potential Default or an Event of Default, the Swing Line Lender, in its sole and absolute discretion, may request on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf) that each Lender make a Revolving Loan that is a Prime Rate Loan, in an amount equal to such Lender's Percentage Share of the Swing Line Loans outstanding.  Such request shall be made in writing (which written request shall be deemed a Loan Request for purposes hereof) and in accordance with the requirements of this Agreement, without regard to the minimum and multiples specified herein for the principal amount of Prime Rate Loans.  The Swing Line Lender shall furnish the Borrower with a copy of such request after delivering the same to the Administrative Agent.  Each Lender shall make an amount equal to its Percentage Share of the Swing Lines Loans available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender not later than the time when similar notices from the Borrower are to be honored under this Agreement, whereupon each such Lender that makes funds available shall be deemed to have made a Revolving Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(2)                 If for any reason any Swing Line Loan cannot be refinanced with a Revolving Loan, the Loan Request from the Swing Line Lender shall be deemed a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to this Agreement shall be deemed payment in respect of such participation.

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(3)                 If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions, the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Paragraph 1(c) shall be conclusive absent manifest error.

(4)                 Each Lender's obligation to make Revolving Loans to re-finance Swing Line Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Agreement shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default or Potential Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Paragraph 1(c) is subject to the conditions set forth in Paragraph 5(b).  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(5)                 At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will promptly distribute to such Lender its Percentage Share of  such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in Same Day Funds or other equivalent of those received by the Swing Line Lender.  If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Percentage Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(6)                 The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Lender funds its Revolving Loan or risk participation pursuant to this Agreement to refinance such Lender's Percentage Share of any Swing Line Loan, interest in respect of such Percentage Share shall be solely for the account of the Swing Line Lender.

1(d)             Mandatory Principal Payments.

(1)                 The Borrower agrees to repay to the Administrative Agent on the Maturity Date, for the account of the Lenders, the principal amount of all Revolving Loans and Alternative Currency Loans remaining outstanding.

(2)                 The Borrower agrees to repay each Swing Line Loan to the Swing Line Lender, for its own account, on the earlier of five Business Days after the date such Swing Line Loan is made and the Maturity Date.

(3)                 If, as of any time, the Aggregate Outstandings exceed the Aggregate Commitments, the Borrower shall promptly repay Loans or, if all Loans have been repaid, Cash Collateralize Letters of Credit in the amount not less than such excess.

(4)                 If the Administrative Agent notifies the Borrower at any time that the Dollar Equivalent of Alternative Currency Loans at such time outstanding exceeds 105% of the Alternative Currency Sublimit in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Alternative Currency Loans in an aggregate amount sufficient to reduce the Dollar Equivalent of outstanding Alternative Currency Loans to an amount not greater than the Alternative Currency Sublimit.

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(5)                 Each prepayment pursuant to this Paragraph 1(d) as well as any other prepayment of Eurocurrency Rate Loans made prior to the last day of the relevant Interest Period shall be accompanied by a prepayment premium calculated as set forth in Paragraph 3(g) below as well as any other amounts payable under this Agreement in connection with such payment.

1(e)             Optional Prepayment.

(1)                 The Borrower may prepay Loans, in whole or part, at any time; provided that the amount of each Eurocurrency Rate Loan remaining after giving effect to such prepayment is not less than $1,000,000 and increments of $100,000 in excess thereof and that the amount of Revolving Loans remaining outstanding as Prime Rate Loans after giving effect to such prepayment is not less than $250,000 and increments of $100,000 in excess thereof.  If a Eurocurrency Rate Loan is prepaid prior to the last day of the then applicable Interest Period, such Eurocurrency Rate Loans shall be accompanied by a prepayment premium calculated as set forth in Paragraph 3(g) below.  Loans that are Prime Rate Loans may be prepaid without prepayment penalty.

(2)                 At least five Business Day prior to any proposed prepayment of Eurocurrency Rate Loans and at least one Business Day prior to any proposed prepayment of Prime Rate Loans, the Borrower shall give notice to the Administrative Agent (which notice may be given telephonically and confirmed by facsimile transmission) of the date, amount of the proposed payment, whether such prepayment is to be applied to Revolving Loans, Alternative Currency Loans or Swing Line Loans and whether such Loans to be prepaid are Prime Rate Loans or Eurocurrency Rate Loans.

2.                   Letter of Credit Facility.

2(a)             The Letter of Credit Commitment.  Subject to the terms and conditions set forth herein, the Issuing Bank agrees, in reliance upon the agreements of the other Lenders set forth in this Paragraph 2(a) (i) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue standby Letters of Credit for the account of the Borrower denominated in Dollars, and (ii) to honor drafts under the Letters of Credit; and the Lenders severally agree to participate in such Letters of Credit; provided, however, that after giving effect to any Letter of Credit, (i) the Aggregate Outstandings at any one time shall not exceed the Aggregate Commitments and (ii) no Lender's Percentage Share of Aggregate Outstandings shall at any time exceed such Lender's Revolving Commitment.   Within the foregoing limits and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  Each Existing Letter of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

2(b)             Limitations on Obligations to Issue Letters of Credit.  The Issuing Bank shall be under no obligation to issue or amend any Letter of Credit if:

(1)                 Any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

(2)                 The expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

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(3)                 The issuance of such Letter of Credit would violate one or more policies of the Issuing Bank; or

(4)                 Such Letter of Credit is to be used for a purpose other than the financing of working capital or general corporate purposes.

2(c)             Procedures for Issuance and Amendment of Letters of Credit.

(1)                 Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by an Authorized Officer of the Borrower.  Such Letter of Credit Application must be received by the Issuing Bank and the Administrative Agent not later than 11:00 a.m. (Pacific time) at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the Issuing Bank (i) the Letter of Credit to be amended; (ii) the proposed date of amendment thereof (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may reasonably require.

(2)                 Promptly after receipt of any Letter of Credit Application, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof.  Upon receipt by the Issuing Bank of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Bank's usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Percentage Share times the amount.

(3)                 Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

2(d)             Drawings and Reimbursements; Funding of Participations.

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(1)                 Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Borrower and the Administrative Agent thereof and of the date of payment (an "Honor Date"), whereupon:  Unless the Borrower reimburses the Issuing Bank for any such drawing in full by 11:00 a.m. (Pacific time) on an Honor Date or the Unreimbursed Amount is repaid with a Loan made in accordance with this Agreement, the Administrative Agent shall promptly notify each Lender of the Honor Date, the Dollar amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Percentage Share thereof.  In such event, the Borrower shall be deemed to have requested that a Revolving Loan to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in this Agreement, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Paragraph 5(b) hereof (other than the delivery of a Loan Request).  Any notice given by the Issuing Bank or the Administrative Agent pursuant to this Paragraph 2(d)(1) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(2)                 Each Lender (including the Lender acting as Issuing Bank) shall upon any notice pursuant to Paragraph 2(d) make funds in Dollars available to the Administrative Agent for the account of the Issuing Bank at the Contact Office in an amount equal to its Percentage Share of such Unreimbursed Amount not later than 1:00 p.m. (Pacific time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Paragraph 2(d)(3), each Lender that so makes funds available shall be deemed to have made a Revolving Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Issuing Bank.

(3)                 Subject to the provisions of Paragraph 3(l) below with respect to Default Interest, any Unreimbursed Amount (other than an amount that, for any reason, is not subject to being refinanced by a Revolving Loan under this Agreement) shall bear interest from the date disbursed, until repaid in full, as a Prime Rate Loan.  With respect to any Unreimbursed Amount that is not fully refinanced by Revolving Loans because the conditions set forth in Paragraph 5(b) cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender's payment to the Administrative Agent for the account of the Issuing Bank shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Paragraph 2.

(4)                 Until each Lender funds its Percentage Share of the Revolving Loans or L/C Advance pursuant to this Paragraph 2(d) to reimburse the Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender's Percentage Share of such amount shall be solely for the account of the Issuing Bank.

(5)                 Each Lender's obligation to make advances or L/C Advances to reimburse the Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Paragraph 2, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make advances pursuant to this Paragraph 2 is subject to the conditions set forth in Paragraph 5(b) (other than delivery by the Borrower of a Loan Request).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit, together with interest as provided herein.

(6)                 If any Lender fails to make available to the Administrative Agent for the account of the Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Paragraph 2 by the time specified herein, the Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Bank at a rate per annum equal to the Federal Funds Rate from time to time in effect.  A certificate of the Issuing Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this subparagraph (6) shall be conclusive absent manifest error.

2(e)             Repayment of Participations.

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(1)                 At any time after the Issuing Bank has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with this Paragraph 2, if the Administrative Agent receives for the account of the Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will promptly distribute to such Lender its Percentage Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(2)                 If any payment received by the Administrative Agent for the account of the Issuing Bank pursuant to this Paragraph 2 is required to be returned (including pursuant to any settlement entered into by the Issuing Bank in its discretion), each Lender shall pay to the Administrative Agent for the account of the Issuing Bank its Percentage Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

2(f)               Obligations Absolute.  The obligation of the Borrower to reimburse the Issuing Bank for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(1)                 Any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(2)                 The existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(3)                 Any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(4)                 Any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any debtor relief law; or

(5)                 Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will promptly notify the Issuing Bank.  The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid.

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2(g)             Role of Issuing Bank.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the Issuing Bank, the Administrative Agent or any of the Administrative Agent's Affiliates, officers or directors nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the Issuing Bank, Administrative Agent, the Administrative Agent's Affiliates nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in subparagraphs (1) through (5) of Paragraph 2(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any damages suffered by the Borrower which were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

2(h)             Cash Collateral.  Upon the request of the Administrative Agent, (i) if the Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remains outstanding and partially or wholly undrawn, the Borrower shall promptly Cash Collateralize the then outstanding amount of all L/C Obligations and L/C Borrowings related to such Letter of Credit (in an amount equal to such outstanding amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be).  For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.  As security for the Secured Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of the West or an Affiliate of Bank of the West.

2(i)               Applicability of ISP98.  Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit.

2(j)               Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Percentage Share a non-refundable Letter of Credit fee for each standby Letter of Credit equal to the Applicable Rate of the daily maximum amount available to be drawn in Dollars or the Dollar Equivalent thereof under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit).  Letter of Credit fees for standby Letters of Credit shall be computed and payable quarterly in advance on the date of issuance and on the last day of each March, June, September and December thereafter.

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2(k)             Documentary and Processing Charges Payable to Issuing Bank. The Borrower shall pay directly to the Issuing Bank for its own account the reasonable and customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to Letters of Credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

2(l)               Conflict with Letter of Credit Application.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

3.                   Administration of the Loans and Other Amounts.

3(a)             Requests for Loans.   Subject to the terms and conditions of this Agreement,

(1)                 Until the Maturity Date, the Borrower, from time to time, may request:

(i)                   Revolving Loans be made to it on any Business Day by giving the Administrative Agent irrevocable written notice of such request (x) no later than 11:00 a.m. a.m. (Pacific time) on the requested funding date of Revolving Loans as Prime Rate Loans and (y) no later than 11:00 a.m. on the second Business Day preceding the proposed funding date of Revolving Loans as Eurocurrency Rate Loans;

(ii)                 Alternative Currency Loans be made to it on any Business Day by giving the Administrative Agent irrevocable written notice of such request no later than 11:00 a.m. (Pacific time) on the fourth Business Day preceding the proposed funding date for such Alternative Currency Loans; and

(iii)                Swing Line Loans be made to it on any Business Day by giving the Administrative Agent irrevocable written notice of such request not later than: 2:00 p.m. (Pacific time) on such Business Day, and, if the Administrative Agent is not the Swing Line Lender, the Administrative Agent shall promptly notify the Swing Line Lender of receipt of such request.

(2)                 The principal amount of each Eurocurrency Rate Loan shall be in the minimum amount of $1,000,000 and in increments of $100,000 in excess thereof.  The principal amount of each other Loan shall be in the minimum amount of $250,000 and in increments of $100,000 in excess thereof.

(3)                 Each Lender shall be entitled to fund all or any portion of its Loans in any manner it may determine in its sole discretion, including, without limitation, in the Grand Cayman inter-bank market, in the London inter-bank market and within the United States.

3(b)             Conversion of Revolving Loans.

(1)                 The Borrower may elect from time to time to convert Revolving Loans outstanding: (i) as Eurocurrency Rate Loans to Prime Rate Loans by giving the Administrative Agent irrevocable written notice written (or telephonic notice confirmed in writing no later than the date such Loan is to be converted) of such election no later than 11:00 a.m. (Pacific time) on the last day of the Interest Period for such Eurocurrency Rate Loan or (ii) as Prime Rate Loans to Eurocurrency Rate Loans denominated in Dollars by giving the Administrative Agent irrevocable notice of such election no later than 11:00 a.m. (Pacific time) on the second Business Day preceding the proposed conversion date

(2)                 Upon conversion of Revolving Loans that are outstanding as Prime Rate Loans to Eurocurrency Rate Loans, the principal amount of each such Eurocurrency Rate Loans shall be in the minimum amount of $1,000,000 and in increments of $100,000 in excess thereof, and upon conversion of Revolving Loans that are outstanding as Eurocurrency Rate Loans to Prime Rate Loans, the principal amount of Prime Rate Loans outstanding shall be in  a minimum amount of $250,000 and in increments of $100,000 in excess thereof.

(3)                 Any conversion of Eurocurrency Rate Loans into Prime Rate Loans pursuant to this Paragraph 3(b) may only be made on the last day of the applicable Interest Period;

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(4)                 No Prime Rate Loan may be converted into a Eurocurrency Rate Loan if an Event of Default or Potential Default has occurred and is continuing as of the requested conversion date.

(5)                 All or any part of outstanding Revolving Loans may be converted as provided herein, provided that partial conversions shall be in an amount not less than the amount required by this Agreement.

3(c)             Continuation of Eurocurrency Rate Loans.

(1)                 The Borrower may elect from time to time to have any Eurocurrency Rate Loan, regardless of whether it is a Revolving Loan or an Alternative Currency Loan, continued as such upon the expiration of the Interest Period applicable thereto by giving the Administrative Agent irrevocable written notice written of such election no later than 11:00 a.m. (Pacific time) on the second (or, if denominated in an Alternative Currency, fourth) Business Day preceding the last day of such Interest Period.

(2)                  Notwithstanding the foregoing, so long as any Event of Default or Potential Default has occurred and is continuing (i) no Eurocurrency Rate Loan may be continued as such and, (ii) unless the Lenders elect cause such conversion earlier, automatically on the last day of the applicable Interest Period, any outstanding Revolving Loan bearing interest as a Eurocurrency Rate Loan shall be converted to a Prime Rate Loan (in the Dollar Equivalent of any such Alternative Currency Loan as of the date of conversion). The Administrative Agent shall notify the Borrower promptly that any such automatic conversion will occur.

(3)                 If the Borrower shall fail to give notice of its election to continue a Eurocurrency Rate Loan as such as provided above, the Borrower shall be deemed to have elected on the last day of the applicable Interest Period to have converted such Eurocurrency Rate Loan to a Prime Rate Loan (in the Dollar Equivalent of any such Alternative Currency Loan).

3(d)             Form of Requests for Loans, etc.  Each request for the funding, continuation or conversion of a Loan shall be evidenced by the timely delivery by the Borrower to the Administrative Agent of a duly executed Loan Request or Continuation or Conversion Request, as the case may be (which delivery may be by facsimile transmission) written or telephonic notice confirmed in writing no later than the date of such funding, continuation or conversion.  Upon receipt of such notice for the funding of a Revolving Loan or Alternative Currency Loan, the Administrative Agent shall promptly notify each Lender of such Lender's Percentage Share thereof, whether such Loan is to be funded as a Eurocurrency Rate Loan or Prime Rate Loan, if a Eurocurrency Rate Loan, the applicable Interest Period and, if an Alternative Currency Loan, the applicable Alternative Currency.  Each Lender's Percentage Share of each Revolving Loan and each Alternative Currency Loan shall be made available to the Administrative Agent no later than 1:00 p.m. (Local Time) on the applicable funding date through deposit to the account designated by the Administrative Agent.  Each Lender shall make its Percentage Share of each Revolving Loan and Alternative Currency Loan available to the Administrative Agent, in Same Day Funds.  The failure of any Lender to deliver to the Administrative Agent its Percentage Share of a proposed Revolving Loan or Alternative Currency Loan shall not relieve any other Lender of its obligation hereunder to advance its Percentage Share thereof.  No Lender shall be responsible for the failure of any other Lender to make any such advance.  Nothing contained herein shall be deemed to constitute a waiver by the Borrower of any rights, powers and remedies that it may have against any Lender for failure of such Lender to fund its Percentage Share of Revolving Loans or Alternative Currency Loans as required by this Agreement.

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3(e)             Funding by Lenders, etc. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of funding any Revolving Loan or Alternative Currency Loan that such Lender will not make available to the Administrative Agent such Lender's share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Paragraph 3(d) above and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Prime Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

3(f)               Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of repayment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

3(g)             Prepayment premium.  In addition to all other payment obligations hereunder, in the event:  (i) for any reason, any Eurocurrency Rate Loan is prepaid prior to the last day of the applicable Interest Period, (ii) the Borrower shall fail to borrow a Eurocurrency Rate Loan after the Borrower has given notice thereof as provided in Paragraph 3(a) above, (iii) the Borrower shall fail to convert a Prime Rate Loan after the Borrower has given notice thereof as provided in Paragraph 3(b) above or (iv) the Borrower shall fail to continue a Eurocurrency Rate Loan as such after the Borrower has given notice thereof as provided in Paragraphs 3(c), then the Borrower shall promptly pay to the Lenders holding the Loans prepaid or not made, continued or converted, through the Administrative Agent, an additional premium sum compensating each Lender for losses, costs and expenses incurred by such Lender in connection with such prepayment or such failure to borrow, continue or convert.  The Borrower acknowledges that such losses, costs and expenses are difficult to quantify and that, in the case of the prepayment of or failure to continue or convert to a Eurocurrency Rate Loan, the following formula represents a fair and reasonable estimate of such losses, costs and expenses:

[Relevant Amount] x [Rate Differential] x [Relevant Number of Days]

where:

"Relevant Amount" means the amount of a Eurocurrency Rate Loan being prepaid or not being converted or continued.

"Rate Differential" means the amount, if any, by which (a) the interest rate that is or would be payable, in accordance with this Agreement, on the Relevant Amount of a Eurocurrency Rate Loan immediately prior to prepayment or failure to convert to or to continue such Relevant Amount exceeds (b) the interest rate that would be payable on such Relevant Amount if, as of the date of calculation, the Borrower requested a Eurocurrency Rate Loan denominated in the same currency as the Relevant Amount with an Interest Period terminating on the same day as the Interest Period (the "Broken Interest Period")applicable to the Eurocurrency Rate Loan being prepaid, not being continued or into which a Prime Rate Loan is not being converted.

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"Relevant Number of Days" means the number of days remaining from and including the date of calculation until but not including the last day of the Broken Interest Period.

3(h)             Open Book Account.  The Loans and L/C Borrowings of each Lender shall be evidenced by, and the obligation of the Borrower to make payments in respect thereof and other amounts payable hereunder, shall be evidenced by a notation on the books and records of the Administrative Agent and each Lender.  Unless the Borrower delivers written notice to the Administrative Agent within 30 days after the Administrative Agent sends written notice, prepared in good faith and with reasonable detail, to the Borrower of the contents of its or a Lender's accounts or records, the contents thereof shall be conclusive absent manifest error of the amount of each Loan or L/C Borrowing of the Lenders to the Borrower and the interest and payments thereon.  The failure of the Administrative Agent or any Lender to make any such notation shall not affect in any manner or to any extent the Borrower's Obligations hereunder.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a note which shall evidence such Lender's Loans.  In addition to the accounts and records referenced in this Paragraph 3(h), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the sales and purchases of participations in Letters of Credit.

3(i)               Nature and Place of Payments.  All payments made on account of the Obligations shall be made by the Borrower to the Administrative Agent for the account of the Lenders or the Administrative Agent, as applicable, or, in the case of the Swing Line Loans, to the Swing Line Lender, all without setoff or counterclaim, in lawful money of the United States of America in immediately available same day funds, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority and must be received by the Administrative Agent by 12:00 noon (Local time) on the day of payment (or, by the Swing Line Lender, in the case of Swing Line Loans, 2:00 p.m. (Pacific time)), it being expressly agreed and understood that if a payment is received after 12:00 noon (Local time) (2:00 p.m. (Pacific time) in the case of Swing Line Loans) by the Administrative Agent or the Swing Line Lender, respectively, such payment will be considered to have been made by the Borrower on the next succeeding Business Day and interest thereon shall be payable by the Borrower at the then applicable rate during such extension.  All such payments on account of the Obligations shall be made to the Administrative Agent through its Contact Office.

3(j)               Allocation of Payments Received.  Except as provided in Paragraphs 2(d)(4), 3(e) and 3(o)(5) and as otherwise expressly provided herein, prior to the occurrence of an Event of Default and acceleration of the Obligations, all amounts received by the Administrative Agent on account of the Loans shall be applied against Loans in such order as the Borrower may direct in writing, subject to the requirement that disbursements to the Lenders on account shall be in accordance with their respective Percentage Shares.

3(k)             Telephonic/Facsimile Communications.  Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower.  The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be an authorized Person, and the Administrative Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reasonable reliance upon such telephonic or facsimile notice, other than actions or inactions constituting gross negligence or willful misconduct on the part of the Administrative Agent and the Lenders.  The obligation of the Borrower to repay the Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

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3(l)               Default Interest.  Notwithstanding anything to the contrary contained herein, on any date that there shall have occurred and be continuing an Event of Default, at the option of the Lenders (1) interest payable on outstanding Loans shall accrue at a rate equal to three percent (3%) in excess of the interest rate then in effect on such Loans and (2) any and all other Obligations then outstanding shall bear interest at a per annum rate equal to three percent (3%) in excess of the rate then in effect on Prime Rate Loans (the "Default Rate").

3(m)           Computations.  All computations of interest and fees payable hereunder shall be based upon a year of three hundred and sixty (360) days for the actual number of days elapsed.  Except as otherwise provided in the definition of "Interest Period," any payment due on a day that is not a Business Day shall be due and payable on the next succeeding Business Day and accrue interest and fees until paid.

3(n)             Reduction of Aggregate Commitments.  The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments or from time to time permanently reduce the Aggregate Commitments; provided that (i) such notice shall be received by the Administrative Agent not later than 11:00 a.m. (Pacific time) ten (10) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or whole increments of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments, if after giving effect thereto and to any concurrent prepayments hereunder, the Aggregate Outstandings  exceed the Aggregate Commitments as so reduced, (iv) if, after giving effect to any such termination or reduction, the Swing Line Sublimit exceeds the Aggregate Commitments, such sublimit shall automatically be reduced by such excess, (v) if, after giving effect to any such termination or reduction, the Alternative Currency Sublimit exceeds the Aggregate Commitments, such sublimit shall automatically be reduced by such excess and (v) if, after giving effect to any such termination or reduction, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such sublimit shall automatically be reduced by the amount of such excess.  The Administrative Agent shall promptly notify the Lenders of any such notice, and any such reduction shall be applied to the Percentage Shares of the Lenders on a pro rata basis, and concurrently with any such reduction in the Aggregate Commitments, the Revolving Commitment of each Lender shall be reduced accordingly.

3(o)             Increase in Aggregate Commitments.

(1)        Request for Increase.  Provided there exists no Event of Default or Potential Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may request an increase in the Aggregate Commitments up to $250,000,000; provided that any such request for an increase shall be in a minimum amount of $10,000,000.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(2)        Lender Elections to Increase.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Percentage Share of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(3)        Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the Swing Line Lender and the Issuing Bank (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

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(4)        Effective Date and Allocations.  If the Aggregate Commitments are increased in accordance with this Paragraph 3(o), the Administrative Agent and the Borrower shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(5)        Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of each such Person (i) certifying and attaching the resolutions adopted by such Person approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Paragraph 6 and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Paragraph 3(o), the representations and warranties contained in Paragraph 6 shall be deemed to refer to the most recent statements furnished pursuant to Paragraph 7(a), and (B) no Event of Default or Potential Default exists.  The Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Paragraph 3(g)) to the extent necessary to keep the outstanding Loans ratable with any revised Percentage Shares arising from any nonratable increase in the Revolving Commitments under this Paragraph 3(o).

(6)        Conflicting Provisions.  This Paragraph 3(o) shall supersede any provisions in Paragraphs 3(j) or 11(h).

3(p)             Unused Commitment and Certain Other Fees.

(1)                 The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Percentage Share of the Aggregate Commitments a non-refundable unused commitment fee (the "Commitment Fee") for each day computed at the per annum rate equal to the Applicable Rate (determined for the Commitment Fee in accordance with the definition of Applicable Rate) times the actual daily Unused Amount.  The Commitment Fee shall accrue at all times from and including the Closing Date until the Maturity Date, including at any time during which one or more of the conditions in Paragraph 5(b) is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing the first such date to occur after the Closing Date and on the Maturity Date.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any such quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(2)                 The Borrower shall pay to the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Syndication Agent such fees as shall be set forth in a fee letter from time to time by the Borrower and such Person with reference to this Agreement.

4.                   Illegality; Increased Costs; Taxes.

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4(a)             Illegality.  Notwithstanding any other provisions herein, to the extent that any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain Eurocurrency Rate Loans as contemplated by this Agreement:  (i) the commitment of such Lender hereunder to make or to continue Eurocurrency Rate Loans or to convert Prime Rate Loans to Eurocurrency Rate Loans or to make or to maintain Loans denominated in an Alternative Currency, as the case may be, shall forthwith be canceled and (ii) such Lender's Percentage Share of Loans then outstanding as Eurocurrency Rate Loans (including Alternative Currency Loans) shall automatically be converted to Prime Rate Loans (in the Dollar Equivalent of any Alternative Currency Loans) at the end of their respective Interest Periods or within such earlier period as may be required by law.  In the event of payment or conversion of any such Loan prior to the end of its applicable Interest Period, the Borrower hereby agrees promptly to pay any Lender affected thereby, upon demand, the amounts required pursuant to Paragraph 3(g) above, it being agreed and understood that such conversion or payment shall constitute a prepayment for all purposes hereof.  The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Loans and all other amounts payable hereunder.

4(b)             Increased Costs Generally.  If any Change in Law shall:

(1)                 Impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted Eurocurrency Rate), the Swing Line Lender or the Issuing Bank;

(2)                 Subject any Lender, the Swing Line Lender or the Issuing Bank to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Paragraph 4(e) below and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Bank); or

(3)                 Impose on any Lender, the Swing Line Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; and

(4)                 The result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Swing Line Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Swing Line Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, the Swing Line Lender or the Issuing Bank, the Borrower will pay to such Lender, the Swing Line Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender, the Swing Line Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

4(c)             Capital Requirements.  If any Lender, the Swing Line Lender or the Issuing Bank determines that any Change in Law affecting such Lender, the Swing Line Lender or the Issuing Bank or any lending office of such Lender, the Swing Line Lender or such Lender's, the Swing Line Lender's or the Issuing Bank's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's, the Swing Line Lender's or the Issuing Bank's capital or on the capital of such Lender's, Swing Line Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement, the Revolving Commitment of such Lender, the Swing Line Lender or Issuing Bank or the Loans made by, or participations in Letters of Credit held by, such Lender or the Swing Line Lender or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender, Swing Line Lender or the Issuing Bank or such Lender's, Swing Line Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's, Swing Line Lender's or the Issuing Bank's policies and the policies of such Lender's, Swing Line Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, the Swing Line Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender, the Swing Line Lender or the Issuing Bank or such Lender's, Swing Line Lender's or the Issuing Bank's holding company for any such reduction suffered.

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4(d)             Certificates for Reimbursement.  A certificate of a Lender, the Swing Line Lender or the Issuing Bank prepared in good faith and setting forth in reasonable detail the amount or amounts necessary to compensate such Lender, the Swing Line Lender or the Issuing Bank or its holding company, as the case may be, as specified in Paragraphs 4(b) or 4(c) above and delivered to the Borrower shall be conclusive absent manifest error; provided, however, that prior to demanding compensation or other payment under such paragraphs, each Lender, the Swing Line Lender, and the Issuing Bank shall designate a different lending office from which to make Loans and to participate in rights under this Agreement if such designation will avoid, or reduce, the amount of compensation payable under such paragraphs and will not, in the good faith judgment of such Lender, the Swing Line Lender or the Issuing Bank, otherwise be materially disadvantageous to such Person.  The Borrower shall pay such Lender, the Swing Line Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.  Failure or delay on the part of any Lender, the Swing Line Lender or the Issuing Bank to demand compensation pursuant to Paragraphs 4(b) or 4(c) shall not constitute a waiver of such Lender's, the Swing Line Lender's or the Issuing Bank's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender, the Swing Line Lender or the Issuing Bank pursuant to such Paragraphs for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, the Swing Line Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's, the Swing Line Lender's or the Issuing Bank's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

4(e)             Taxes.

(1)                 Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Paragraph) the Administrative Agent, the Lender, the Swing Line Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(2)                 Without limiting the provisions of subparagraph (1) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

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(3)                 The Borrower shall indemnify the Administrative Agent, each Lender, the Swing Line Lender and the Issuing Bank, within 10 days after written for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Paragraph 4(e)) paid by the Administrative Agent, such Lender, the Swing Line Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate prepared in good faith and setting forth in reasonable detail the amount of such payment or liability delivered to the Borrower by a Lender, the Swing Line Lender or the Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, the Swing Line Lender or the Issuing Bank, shall be conclusive absent manifest error; provided, however, that prior to demanding compensation or other payment under this Paragraph 4(e), each Lender, the Swing Line Lender or the Issuing Bank shall designate a different lending office from which to make Loans and to participate in rights under this Agreement if such designation will avoid, or reduce, the amount of compensation payable under this Paragraph 4(e) and will not, in the good faith judgment of such Lender, Swing Line Lender or the Issuing Bank, otherwise be materially disadvantageous to such Lender, the Swing Line Lender or the Issuing Bank.

(4)                 As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(5)                 Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(6)                 Without limiting the generality of the foregoing, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable: (i)  duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party, (ii)  duly completed copies of Internal Revenue Service Form W-8ECI, (iii)  in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of  Internal Revenue Service Form W-8BEN, or (iv)  any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(7)                 If the Administrative Agent, a Lender, the Swing Line Lender, or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Paragraph, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Paragraph with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender, the Swing Line Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender, the Swing Line Lender or the Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender, the Swing Line Lender or the Issuing Bank in the event the Administrative Agent, such Lender, the Swing Line Lender or the Issuing Bank is required to repay such refund to such Governmental Authority.  This Paragraph 4(e) shall not be construed to require the Administrative Agent, any Lender, the Swing Line Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

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4(f)               Replacement of Lenders.  If any Lender requests compensation under Paragraph 4(d), or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Paragraph 4(e), or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender, within thirty (30) Business Days after the date of such notice, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Paragraph 3(g)), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), pursuant to duly executed Assignment and Assumption agreement in the form of Exhibit A hereto, provided that: (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and it participations in L/C Obligations and Swing Line Loans and accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Document, including any amounts from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (ii)  in the case of any such assignment resulting from a claim for compensation under Paragraph 4(d) or payments required to be made pursuant to Paragraph 4(e), such assignment will result in a reduction in such compensation or payments thereafter; and (iii)  such assignment does not conflict with applicable law.  A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply and Borrower is not required to make payments under either Paragraph 4(d) or 4(e).

5.                   Conditions Precedent.

5(a)             First Credit Event.  As conditions precedent to the funding of the initial Loan and issuance of the initial Letters of Credit hereunder:

(1)                 The Borrower shall have delivered or shall have had delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, each of the following (with sufficient copies for each of the Lenders):

(i)                   A duly executed copy of this Agreement, the Pledge Agreement, the Guaranty and related Loan Documents;

(ii)                 Such credit applications, financial statements, authorizations and such information concerning the Borrower and its business, operations and condition (financial and otherwise) as the Administrative Agent may reasonably request;

(iii)                An opinion of counsel to the Borrower and its Subsidiaries addressing the matters described in Paragraphs 6(a), 6(b), 6(c), 6(d), 6(f), 6(n) and 6(r)(1) below and such other matters as the Administrative Agent shall reasonably request;

(iv)                A certificate of an Authorized Officer of the Borrower and of each Guarantor certifying (a) the names and true signatures of the officers of such party authorized to sign the Loan Documents to which it is a party; (b) the authenticity and completeness of the Organization Documents and resolutions of such party attached thereto, (c) that the attached good standing certificate(s) of such party attached thereto, (d) no event has occurred that could result in a Material Adverse Effect, and (e) no event has occurred that would be a Potential Default or Event of Default under this Agreement;

(v)                  A Compliance Certificate completed for the period ended December 31, 2004, duly executed by an Authorized Officer of the Borrower;

(vi)                Evidence satisfactory to the Administrative Agent that all fees, costs and expenses payable on or before the Closing Date have been, or will on the Closing Date be, paid in full; and

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(vii)               Loss payee endorsements, additional insured certificates and other certificates of insurance acceptable to the Administrative Agent evidencing the insurance required to be maintained by the Borrower pursuant to this Agreement.

(2)                 All acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Loan Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

(3)                 All documentation, including, without limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Loan Documents, shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

5(b)             Ongoing Credit Events.  As conditions precedent to each Lender's obligation to advance its Percentage Share of any Loan, including the initial loan and including the conversion of any Loan to another type of Loan or the continuation of any Eurocurrency Rate Loan after the end of its applicable Interest Period, and to issue Letters of Credit at and as of the date of such advance, conversion, continuation or issuance:

(1)                 The Borrower shall have delivered to the Administrative Agent and, in the case of a Letter of Credit, the Issuing Bank, a Loan Request (or, in the case of a Letter of Credit, a Letter of Credit Application) and such other documents as shall be required under this Agreement;

(2)                 The representations and warranties of the Borrower contained in the Loan Documents shall be accurate and complete in all material respects as if made on and as of the date of such advance, conversion or continuance (other than representations and warranties that solely relate to a prior date);

(3)                 There shall not have occurred an Event of Default or Potential Default or any other event that could reasonably be expected to have a Material Adverse Effect;

(4)                 Following the making of such Loan or the issuance of such Letter of Credit, the aggregate amount of Loans and Letters of Credit outstanding under this Agreement will not exceed the amounts otherwise permitted hereunder; and

(5)                 The Administrative Agent shall have received such other approvals, opinions or documents as the Administrative Agent may reasonably request.

By delivering a Loan Request to the Administrative Agent hereunder, the Borrower shall be deemed to have represented and warranted the accuracy and completeness of the statements set forth in subparagraphs (b)(2) through (b)(5) above.

6.                   Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and the Lenders that:

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6(a)             Existence, Qualification and Power; Compliance with Laws.  The Borrower and each of its Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Requirements of Law of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Requirements of Law; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6(b)             Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Requirement of Law.  The Borrower and each of its Subsidiaries is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6(c)             Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

6(d)             Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insurance or similar laws affecting the enforcement of creditors' rights generally.

6(e)             Financial Statements; No Material Adverse Effect.

(1)                 The audited financial statements of the Borrower dated as of the end of the fiscal year most recently ended prior to the Closing Date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.

(2)                 The unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries dated December 31, 2004 and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.  Schedule 6(e) sets forth all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for Taxes, material commitments and Indebtedness.

(3)                 Since March 31, 2005, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

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6(f)               Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 6(f), either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the matters described on Schedule 6(f).

6(g)             No Default.  Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Potential Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

6(h)             Ownership of Property; Liens.  Each of the Borrower and its Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Paragraph 8(a) below.

6(i)               Environmental Compliance.  The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6(j)               Insurance.  The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

6(k)             Taxes.  The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.  Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

6(l)               ERISA Compliance.

(1)                 Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Requirements of Law.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(2)                 There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

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(3)                 (a)  No Termination Event has occurred or is reasonably expected to occur; (b) no Pension Plan has any Unfunded Pension Liability; (c) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (d) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6(m)           Subsidiaries; Equity Interests.  The Borrower has no Subsidiaries other than those specifically disclosed in Schedule 6(m), and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified in Schedule 6(m) free and clear of all Liens.  The Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Schedule 6(m).  All of the outstanding Equity Interests in the Borrower have been validly issued are fully paid and nonassessable.

6(n)             Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(1)                 The Borrower is not engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of any Borrowing and drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower or the Borrower and its Subsidiaries on a combined basis) subject to the provision of Paragraphs 8(a) or 8(e) or subject to any restriction in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness within the scope of Paragraph 9(a)(5) will be margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

(2)                 None of the Borrower, any Person Controlling the Borrower, or any Subsidiary of the Borrower (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

6(o)             Disclosure.  The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby (including, without limitation, with respect to the depreciation policies of the Borrower) and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  The Borrower and each of its Subsidiaries is Solvent.

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6(p)             Compliance with Laws.  Each of the Borrower and each of its  Subsidiaries is in compliance in all material respects with the requirements of all Requirements of Law and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such Requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6(q)             Intellectual Property; Licenses, Etc.  The Borrower and its Subsidiaries own, or possess the right to use, all IP Rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.  To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6(r)               Guaranties and Collateral.

(1)                 The provisions of this Agreement, the Pledge Agreement and any other Security Documents create legal, valid, perfected enforceable and continuing security interests in the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties having priority over all other Liens on the Collateral except for Permitted Encumbrances permitted under the Security Documents arising under and having priority in accordance with applicable Requirements of Law.

(2)                 Each Material Domestic Subsidiary of the Borrower has executed and delivered to the Administrative Agent a Guaranty or counterpart thereof or other document acceptable to the Administrative Agent that serves the same function.

7.                   Affirmative Covenants.

So long as any Lender shall have any Revolving Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Paragraphs 7(a), 7(b) and 7(c)) cause each Subsidiary to:

7(a)             Financial Statements.  Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent:

(1)                 as soon as available, but in any event within 80 days after the end of each fiscal year of the Borrower balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of Ernst & Young  LLP or other independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit and such consolidating statements to be certified by a Authorized Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries; and

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(2)                 as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Authorized Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by a Authorized Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.

7(b)             Certificates; Other Information.  Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(1)                 concurrently with the delivery of the financial statements referred to in Paragraphs 7(a)(1) and 7(a)(2), a duly completed Compliance Certificate signed by an Authorized Officer of the Borrower;

(2)                 promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(3)                 promptly after the same are available (and in any event within 80 days after the end of each fiscal year in the case of SEC Form 10K and 45 days after the end of each fiscal quarter in the case of SEC Form 10Q), copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Lenders pursuant hereto; provided, however, that the Borrower shall not be required to deliver copies of SEC Forms 3,4, and 5;

(4)                 promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Subordinated Notes or other debt securities of the Borrower pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be delivered to the Lenders pursuant hereto;

(5)                 promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(6)                 promptly and, in any event, within 120 days after the end of each fiscal year, a budget for the current fiscal year; and

(7)                 promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

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Documents required to be delivered pursuant to this Paragraphs 7(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 1; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Paragraph 7(b)(1) above to the Administrative Agent.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

7(c)             Notices.  Promptly notify the Administrative Agent and each Lender:

(1)                 of the occurrence of any Event of Default or Potential Default;

(2)                 of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(3)                 of the occurrence of any Termination Event;

(4)                 of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

(5)                 of the institution, or receipt of knowledge of the threat of the institution, of any litigation or proceeding before any Governmental Authority against the Borrower or any of its Subsidiaries where the amount in controversy is greater than the Applicable Threshold Amount.

Each notice pursuant to this Paragraph shall be accompanied by a statement of an Authorized Officer of the Borrower setting forth reasonable details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to subparagraph (a) above shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7(d)             Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

7(e)             Preservation of Existence, Etc.

(1)                 Except in a transaction permitted by Paragraph 8(d) below, (i) preserve, renew and maintain in full force and effect its legal existence and (ii) except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, at all times remain in good standing and qualified to do business under the laws of the jurisdiction of its organization and where it conducts its business;

(2)                 take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

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(3)                 preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7(f)               Maintenance of Properties.

(1)                 Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;

(2)                 make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(3)                 use the standard of care typical in the industry in the operation and maintenance of its facilities.

7(g)             Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

7(h)             Compliance with Laws.  Comply in all material respects with the requirements of all Requirements of Law and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which

(1)                 such Requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or

(2)                 the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7(i)               Books and Records.

(1)                 maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and

(2)                 maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

7(j)               Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

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7(k)             Use of Proceeds.  Use the proceeds of the Loans and the Letters of Credit for working capital purposes in the ordinary course of business, Permitted Acquisitions, stock repurchases and general corporate purposes.

7(l)               Guarantors and Collateral.

(1)                 Promptly (and in any event within thirty (30) days) after any Subsidiary of the Borrower becomes a  Material Domestic Subsidiary, notify the Administrative Agent thereof and cause such Subsidiary to become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose;

(2)                 Promptly (and in any event within thirty (30) days) after any Subsidiary acquires Equity Interests in any Material Foreign Subsidiary, notify the Administrative Agent thereof and cause such Subsidiary to pledge directly (or indirectly to the extent that the Administrative Agent reasonably deems necessary or appropriate to effectuate the purposes and intent of the pledge contemplated hereby) to the Administrative Agent, as collateral agent for the Secured Parties, a security interest in not less than 65% of the Equity Interests of such Material Foreign Subsidiary by executing and delivering, or causing to be executed and delivered, to the Administrative Agent a counterpart of the Pledge Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose;

(3)                 Promptly (and in any event within thirty (30) days) after the Borrower delivers financial statements to the Administrative Agent or the Lenders pursuant to Paragraphs 7(a)(1) or 7(a)(2) evidencing that the Consolidated Leverage Ratio of the Borrower as of the end  of a fiscal quarter was 2.50 to 1.00 or higher, notify the Administrative Agent thereof and grant to the Administrative Agent, as collateral agent for the Secured Parties, a security interest in its personal property by executing and delivering and causing each Material Domestic Subsidiary of the Borrower to execute and deliver to the Administrative Agent a counterpart of the Security Agreement and related Security Documents and such other documents as the Administrative Agent shall deem appropriate for such purpose;

(4)                 On or prior to the date on which the Borrower delivers or causes to be delivered to the Administrative Agent Loan Documents pursuant to clauses (1), (2) or (3) above, deliver, or cause to be delivered to the Administrative Agent (i) the then effective Organization Documents of the Person delivering such Loan Document, (ii) certificates of Governmental Authorities evidencing that such Person is in good standing and authorized to conduct its business in the jurisdiction of its organization and in each other jurisdiction reasonably identified by the Administrative Agent, (iii) resolutions or other authorizing approvals adopted or given in accordance with the Organization Documents of such Person acceptable to the Administrative Agent authorizing or approving the execution and delivery of such documents and the taking of such actions; and (iv) such opinions of counsel and other documents, certificates, agreements and instruments as the Administrative Agent may reasonably request.

(5)       On demand by the Administrative Agent, take all further actions that may be required under applicable law or that the Administrative Agent may reasonably request in order to effectuate the transactions contemplated by the Guaranties, Security Documents and other Loan Documents and in order to grant, preserve, protect and perfect the validity and security interest created or intended to be created thereby.

8.                   Negative Covenants.

So long as any Lender shall have any Revolving Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

8(a)             Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Permitted Encumbrances.

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8(b)             Investments.  Without the prior written consent of the Required Lenders, make any Investments, except:

(1)                 Investments in cash, Cash Equivalents and other Investments made and held by the Borrower or such Subsidiary substantially in accordance with the Investment Policy of the Borrower dated as of May 26, 2004;

(2)                 advances to officers, directors and employees of the Borrower and Subsidiaries in the normal course of business as presently conducted for travel, entertainment, relocation and analogous ordinary business purposes;

(3)                 Investments (including intercompany loans) of the Borrower and the Guarantors in Foreign Subsidiaries and Domestic Subsidiaries, provided (i) there is no Event of Default or Potential Default, (ii) Material Domestic Subsidiaries as of the Closing Date at all times remain Material Domestic Subsidiaries and (iii) the aggregate Investment in Foreign Subsidiaries (other than Foreign Subsidiaries acquired in Permitted Acquisitions) does not exceed the Applicable Threshold Amount;

(4)                 Investments of the Borrower and the Guarantors in other Persons in an aggregate amount not to exceed $5,000,000;

(5)                 Investments of the Borrower in any Guarantor and Investments of any Guarantor in any other Guarantor;

(6)                 Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(7)                 Guarantees permitted by Paragraph 8(c); and

(8)                 Investments made in connection with Permitted Acquisitions.

8(c)             Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness or Off-Balance Sheet Liabilities, except:

(1)                 Indebtedness under the Loan Documents;

(2)                 Indebtedness outstanding on the date hereof and listed on Schedule 8(c) and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(3)                 Guarantees of the Borrower in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Guarantor;

(4)                 the Swap Termination Value of any Permitted Hedge, provided that such Permitted Hedge does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

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(5)                 Indebtedness in respect of Capital Lease Obligations and purchase money obligations for fixed or capital assets in an aggregate amount at any one time outstanding shall not exceed the Applicable Threshold Amount;

(6)                 To the extent incurred in the ordinary course of business, Indebtedness to trade creditors, warranty reserves and accruals carried in accordance with GAAP;

(7)                 Indebtedness (other than Debt) incurred in connection with Permitted Acquisitions and Indebtedness of a Person that becomes a Subsidiary of Borrower pursuant to a Permitted Acquisition and, after giving effect to such Indebtedness no Potential Default or Event of Default exists;

(8)                 Subordinated Indebtedness;

(9)                 Indebtedness of Mentor Medical Systems, B.V. that is Guaranteed by Mentor Medical Systems, C.V. in an aggregate amount not to exceed $20,000,000 incurred to finance dividend payments (and associated expenses) from Foreign Subsidiaries of the Borrower to the Borrower that are declared and paid in reliance on Section 965 of the Code;

(10)             other unsecured Indebtedness in an aggregate principal amount not to exceed the Applicable Threshold Amount at any time outstanding.

8(d)             Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Potential Default or Events of Default exists or would result therefrom:

(1)                 any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries;  provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person; and

(2)                 any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor.

8(e)             Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(1)                 Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(2)                 Dispositions of inventory in the ordinary course of business;

(3)                 Dispositions of property where the proceeds are directly or indirectly promptly applied to the purchase price of replacement property;

(4)                 Dispositions of property by a Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

(5)                 Dispositions permitted by Paragraph 8(d);

(6)                 licenses of IP Rights in the ordinary course of business and substantially consistent with past practice; and

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(7)                 any other Disposition where (i) no Potential Default or Event of Default exists or would result from such Disposition and (ii) unless otherwise agreed in writing by the Required Lenders, either (x) the aggregate book value of assets subject to such Disposition do not exceed $25,000,000 or (y) the aggregate annual revenues attributable to properties subject to such Disposition do not exceed $25,000,000;

provided, however, that any Disposition pursuant to clauses (1) through (7) shall be for fair market value.

8(f)               Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Potential Default or Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(1)                 each Subsidiary may make Restricted Payments to the Borrower, the Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(2)                 the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(3)                 the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(4)                 so long as the Consolidated Leverage Ratio is not greater than 3.25 to 1.00, the Borrower may complete the purchase, redemption or acquisition for cash up to 1,300,000 shares of its common stock in accordance with its existing common stock repurchase program approved by the Borrower's board of directors in May, 1999 and amended on July 31, 2003 and December 5, 2003;

(5)                 after the Borrower has purchased, redeemed or otherwise acquired for cash 1,300,000 shares of its common stock in accordance with Paragraph 8(f)(4) above, purchase, redeem or otherwise acquire for cash any of its own Equity Interests for an aggregate consideration in any four consecutive fiscal quarters, determined as of the date declared or approved, not in excess of 100% of Consolidated Net Income of the Borrower and its Subsidiaries for the four most recent trailing fiscal quarters for which financial statements have been delivered pursuant to Paragraph 7(a) above (less dividends paid by Borrower during such period);

(6)                 declare or pay cash dividends in any four consecutive fiscal quarters, determined on the date declared, not in excess of 60% of the Consolidated Net Income of the Borrower and its Subsidiaries for the four most recent fiscal quarters for which financial statements have been delivered pursuant to Paragraph 7(a) above.

8(g)             Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

8(h)             Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate.

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8(i)               Burdensome Agreements.  Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (1) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower, (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; (provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Paragraph 8(c)(5) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness); or (2) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

8(j)               Use of Proceeds.  Use the proceeds of any Loan or use any Letter of Credit, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase except to repurchase stock as permitted by Paragraph 7(k) above or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8(k)             Financial Covenants.

(1)                 As of the end of any fiscal quarter, permit the Consolidated Leverage Ratio to exceed 4.00 to 1.00; or

(2)                 As of the end of any fiscal quarter permit the Senior Consolidated Leverage Ratio to exceed 2.50 to 1.00; or

(3)                 As of the end of any fiscal quarter, permit the Fixed Charge Coverage Ratio to be less than 1.25 to 1.00; or

(4)                 As of the end of any fiscal quarter, permit the Adjusted Consolidated EBITDA for such fiscal quarter to be less than the amounts set forth below:

Fiscal Quarter Ending	Amount
June 30, 2005	$25,000,000
September 30, 2005	$20,000,000
December 31, 2005	$24,000,000
March 31, 2006	$27,000,000
June 30, 2006	$27,500,000
September 30, 2006	$22,000,000
December 31, 2006	$26,400,000
March 31, 2007	$29,700,000
June 30, 2007	$30,300,000
September 30, 2007	$24,200,000
December 31, 2007	$29,000,000
March 31, 2008	$32,700,000
June 30, 2008	$33,300,000

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9.                   Events Of Default and Remedies.

9(a)             Events of Default.  Any of the following shall constitute an Event of Default:

(1)                 Non-Payment.  The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(2)                 Specific Covenants.  The Borrower fails to perform or observe any term, covenant or agreement contained in any of Paragraph 7(a), 7(b), 7(c), 7(e), 7(f), 7(i), 7(k) or Paragraphs 8(a) through 8(k); or

(3)                 Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (1) or (2) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(4)                 Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(5)                 Cross-Default.  (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Permitted Hedges) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Applicable Threshold Amount, (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded, or (C) defaults under any Subordinated Indebtedness; or (ii) there occurs under any Permitted Hedge an Early Termination Date (as defined in such Permitted Hedge) resulting from (A) any event of default under such Permitted Hedge as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Permitted Hedge) or (B) any Termination Event (as so defined) under such Permitted Hedge as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Applicable Threshold Amount; or

(6)                 Insolvency Proceedings, Etc.  Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

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(7)                 Inability to Pay Debts; Attachment.  (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(8)                 Judgments.  There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Applicable Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(9)                 ERISA.  (i) Any Termination Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $2,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $2,000,000; or

(10)             Invalidity of Loan Documents.  Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(11)             Collateral.  The Administrative Agent, as collateral agent for the Secured Parties, shall fail to have a first priority perfected security interest in the Collateral subject only to Permitted Encumbrances permitted by the Security Documents.

9(b)             Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(1)                 declare the commitment of each Lender to make Loans and any obligation of the Issuing Bank to issue or modify any Letter of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

(2)                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(3)                 require that the Borrower Cash Collateralize the L/C Obligations; and

(4)                 exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

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provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the Issuing Bank to issue or modify any Letter of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

9(c)             Application of Funds.  After the exercise of remedies provided for in Paragraph 9(b) (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Paragraph 9(b)), any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and Issuing Bank (including fees, charges and disbursements of counsel to the respective Lenders and Issuing Bank (including fees and time charges for attorneys who may be employees of any Lender or Issuing Bank)), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and Issuing Bank in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and Issuing Bank in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of Issuing Bank, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, ratably to repay the other Secured Obligations; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Requirements of Law.

Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above.

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10.               The Administrative Agent.

10(a)          Appointment and Authority.  Each of the Lenders and the Issuing Bank hereby irrevocably appoints Bank of the West to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Paragraph 10 are solely for the benefit of the Administrative Agent, the Lenders, the Swing Line Lender and the Issuing Bank, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.  The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents and any Collateral associated therewith, and the Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Paragraph 10 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Paragraph 10 included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided herein with respect to the Issuing Bank.

10(b)          Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10(c)          Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(1)                 Shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(2)                 Shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(3)                 Shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Paragraph 5 above or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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10(d)          Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10(e)          Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Paragraph 12 shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10(f)            Resignation by and Removal of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the Swing Line Lender, the Issuing Bank and the Borrower, and the Required Lenders may remove the Administrative Agent.  Upon receipt of any such notice of resignation or removal, the Required Lenders shall have the right, with the consent of Borrower (not to be unreasonably withheld), to appoint a successor, which shall be a bank with an office in California, or an Affiliate of any such bank with an office in California.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring or removed Administrative Agent gives notice of its resignation or is notified of its removal, then the retiring or removed Administrative Agent may on behalf of the Lenders, Swing Line Lender and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation or removal shall nonetheless become effective in accordance with such notice and (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral security held by the Administrative Agent on behalf of the Lenders, the Swing Line Lender or the Issuing Bank under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender, the Swing Line Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph.  Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired or removed) Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent's resignation or removal hereunder and under the other Loan Documents, the provisions of this Paragraph 10 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

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10(g)          Non-Reliance on Administrative Agent and Other Lenders.  Each Lender, the Swing Line Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender, the Issuing Bank and the Swing Line Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10(h)          No Other Duties.  Anything herein to the contrary notwithstanding, no person designated as an "agent" nor any bookrunner or arranger named herein shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, Swing Line Lender or Issuing Bank hereunder.  Without limiting the generality of the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any other Lender.

10(i)            Collateral and Guaranty Matters.  The Lenders, the Swing Line Lender and the Issuing Bank irrevocably authorize the Administrative Agent, at its option and in its discretion, (1) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) if the release of such Lien is otherwise permitted by this Agreement or (iv) if approved, authorized or ratified in writing by the Required Lenders; (2) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement; and (3) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Material Domestic Subsidiary as a result of a transaction permitted hereunder.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Paragraph 10(i).

11.               Miscellaneous Provisions.

11(a)          Binding on Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Paragraph 11(p) of this Agreement, (ii) by way of participation in accordance with the provisions of this Agreement or (iii) by way of pledge or assignment of a security interest subject to the restrictions of this Agreement (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Paragraph 11(p) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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11(b)          Amendment.  This Agreement may not be amended or terms or provisions hereof waived unless such amendment or waiver is in writing and signed by the Required Lenders, the Administrative Agent and, except in the case of a waiver, the Borrower; provided, however, that no agreement of the Required Lenders shall be required and no amendment or waiver shall be effective to (1) waive any condition set forth in Paragraph 5(a) without the written consent of all the Lenders, (2) extend or increase or reinstate any Revolving Commitment of a Lender without the consent of such Lender, (3) postpone any date fixed by this Agreement or any Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any of the Loan Documents without the written consent of each Lender directly affected thereby; (4) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing (except the Default Rate) or any fees or other amounts payable hereunder or any other Loan Documents without the written consent of each Lender directly affected thereby, (5) extend the Maturity Date without the consent of all the Lenders, (6) except as provided in Paragraph 3(o), 4(f) or 11(p), modify any Lender's Percentage Share without the consent of all the Lenders, (7) modify any provision of the Loan Documents requiring all of the Lenders to act without the consent of each Lender, (8) modify the definition of "Required Lenders" without the consent of each Lender, (9) except as may otherwise be expressly permitted by this Agreement, release all or substantially all of the Guarantors or all or substantially all of the Collateral except upon final payment in full of the Obligations secured thereby without the consent of each Lender holding such Obligations, or (10) amend this Paragraph 11(b) without the consent of each Lender; provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above, affect the rights or duties of the Issuing Bank under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii)  no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) any letter between the Administrative Agent, the Swing Line Lender or the Issuing Bank and the Borrower relating to fees payable to it may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Lender in default of its obligations under this Agreement shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Commitment of such Lender may not be increased or extended without the consent of such Lender.

11(c)          Cumulative Rights; No Waiver.  The rights, powers and remedies of the Administrative Agent and the Lenders hereunder are cumulative and in addition to all rights, power and remedies provided under any and all agreements with the Borrower and any of such Persons relating hereto, at law, in equity or otherwise.  Any delay or failure by the Administrative Agent or the Lenders to exercise any right, power or remedy shall not constitute a waiver thereof by such Persons, and no single or partial exercise by any of such Persons of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

11(d)          Survival.  All representations, warranties, covenants and agreements herein contained on the part of the Borrower shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.

11(e)          Notices.

(1)                 Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subparagraph (2) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to (i) if to the Borrower, the Administrative Agent, the Swing Line Lender or the Issuing Bank, the addresses of the parties set forth on Schedule 1 to this Agreement, as the same may be modified from time to time in accordance with this Agreement and (ii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subparagraph (2) below, shall be effective as provided in said subparagraph (2).

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(2)                 Notices and other communications to the Lenders, the Swing Line Lender and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank if such Lender, Swing Line Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Paragraph by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(3)                 Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

11(f)            Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to its choice of law rules.

11(g)          Counterparts; Integration; Effectiveness, Etc.

(1)                 Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Swing Line Lender, Issuing Bank or any other party designated as agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Paragraph 5, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(2)                 Electronic Execution of Assignments.  The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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11(h)          Sharing of Payments.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:  (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Alternative Currency Loans or L/C Obligations to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

11(i)            Consent to Jurisdiction, Waiver of Venue; Service of Process.

(1)                 The Borrower irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of California sitting in Los Angeles County and of the United States District Court of the Central District of California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, the Swing Line Lender or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction

(2)                 Waiver of Venue.  The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in subparagraph (1) above.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(3)                 Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Paragraph 11(e).  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

11(j)            Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

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11(k)          Expenses, Indemnity; Damages Waiver.

(1)                 Costs and Expenses.  The Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents (subject to the provisions of the fee letter between the Administrative Agent and the Borrower with reference to this Agreement) or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out‑of‑pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out‑of‑pocket expenses incurred by the Administrative Agent, any Lender, the Swing Line Lender or the Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent or the Issuing Bank), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender, the Swing Line Lender or the Issuing Bank, in connection with the enforcement or protection of its rights (i) in connection with this Agreement and the other Loan Documents, including its rights under this Paragraph 11(k), or (ii) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(2)                 Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel or in-house counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party arising out of, in connection with, or as a result of (i) the execution or delivery by the Borrower or any Guarantor of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby or the performance by the parties hereto of their respective obligations hereunder or thereunder, (ii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Claims related in any way to the Borrower or any of its Subsidiaries, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from (x) the gross negligence or willful misconduct of such Indemnitee or (y) any claim asserted by one or more shareholders, directors, officers or employees of such Indemnitee.  Any Indemnitee seeking indemnification from the Borrower pursuant to this Paragraph agrees to give to the Borrower notice promptly after receiving written notice that a claim giving rise to such indemnification obligations of the Borrower has been made against such Indemnitee, but the failure of any Indemnitee to give such notice shall reduce the indemnification obligations of the Borrower under this Agreement only to the extent that such failure materially increases the amount of such indemnification obligation.  Notwithstanding the foregoing, the Borrower shall not, in connection with any single proceeding or series of related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm or internal legal department to be selected by the Administrative Agent; provided that if an Indemnitee shall have reasonably concluded that (i) there may be legal defenses available to it which are additional to or different from those available to other Indemnitees and may conflict therewith or (ii) the representation of such Indemnitee and the other Indemnitees by the same counsel would otherwise be inappropriate under applicable principles of professional responsibility, such Indemnitee shall have the right to select and retain separate counsel to represent such Indemnitee in connection with such proceedings at the expense of the Borrower.

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(3)                 Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subparagraph (1) or (2) of this Paragraph to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Bank, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank, the Swing Line Lender or such Related Party, as the case may be, such Lender's Percentage Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Swing Line Lender or Issuing Bank in connection with such capacity.  The obligations of the Lenders under this subparagraph (3) are subject to the other provisions of this Agreement.

(4)                 Waiver of Certain Damages.    No Indemnitee referred to in Paragraph 11(k)(2) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(5)                 Payments.  All amounts due under this Paragraph 11(k) shall be payable on demand therefor.  All references in this Paragraph 11(k) to the Administrative Agent shall, to the extent appropriate, also refer to any other Person designated as an "agent," bookrunner or arranger.

11(l)            Marshalling; Payments Set Aside.  Neither the Administrative Agent nor the Lenders shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations.  To the extent that the Borrower makes a payment or payments to the Administrative Agent or the Lenders (through the Administrative Agent), or the Administrative Agent on behalf of the Lenders enforces their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any insolvency proceeding, or otherwise, then (1) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred, and (2) each Lender severally agrees to pay to the Administrative Agent upon demand its ratable share of the total amount so recovered from or repaid by the Administrative Agent.

11(m)        Set-off.  If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, the Swing Line Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank, the Swing Line Lender  or any such Affiliate to or for the credit or the account of the Borrower  against any and all of the obligations of the Borrower and the Guarantors, if any, now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank or the Swing Line Lender, irrespective of whether or not such Lender or the Issuing Bank or Swing Line Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank or the Swing Line Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, the Issuing Bank, the Swing Line Lender and their respective Affiliates under this Paragraph 11(m) are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have.  Each of the Lender, the Swing Line Lender and the Issuing Bank agrees promptly to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11(n)          Severability.  The illegality or unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof or thereof.

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11(o)          No Third Parties Benefited.  This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrower, the Guarantors, the Lenders, and the Administrative Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.  None of the Administrative Agent, the Borrower, the Guarantors or any Lender shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

11(p)          Assignments and Participations.

(1)                 Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it); provided that

(i)                   Except in the case of an assignment of the entire remaining amount of the assigning Lender's Revolving Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Bank Fund with respect to a Lender, the aggregate amount of the Revolving Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender and participations in other Aggregate Outstandings subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default or Potential Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed);

(ii)                 Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Aggregate Outstandings or the Revolving Commitment assigned;

(iii)                Any assignment of a Revolving Commitment must be approved by the Administrative Agent, the Swing Line Lender and the Issuing Bank unless the Person that is the proposed assignee is itself a Lender with a Revolving Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(iv)                The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to this Paragraph, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Paragraphs 4(b), 4(c), 4(e), and 11(k) with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with this Paragraph 11(p).

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(2)                 Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in California a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(3)                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Swing Line Lender and the Lenders and Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (i) forgive principal or interest on any Loan, (ii) postpone any date fixed for the payment of principal of, or interest on, any Loan, (iii) decrease the rates at which interest or fees payable to such Lender are payable or (iv) release of all or substantially all of the Collateral.  Subject to subparagraph (5) of this Paragraph, the Borrower agrees that each Participant shall be entitled to the benefits of Paragraphs 4(b), 4(c) and 4(e) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Paragraph, and the Lenders agree that, to the extent any Participant from a Lender claims the benefits of such Paragraphs, the Borrower shall be entitled to the benefits of Paragraph 4(f) with respect to such Lender.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Paragraph 11(m) as though it were a Lender, provided such Participant agrees to be subject to Paragraph 11(h) as though it were a Lender.

(4)                 Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Paragraphs 4(b), 4(c) and 4(e) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Paragraph 4(e) unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Paragraph 4(e) as though it were a Lender.

(5)                 Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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11(q)          Confidentiality.  Each of the Administrative Agent, the Lenders, the Swing Line Lender and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required to be provided to any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise by any Lenders or the Administrative Agent of any remedies hereunder or under any other Loan Document or any action or proceeding adverse to the Borrower or any Guarantor relating to this Agreement or any other Loan Document or the enforcement by any Lender or the Administrative Agent of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Paragraph, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Paragraph or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source (other than from the Borrower or a Person actually known by the recipient to be delivering confidential Information).

For purposes of this Paragraph, "Information" means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries.  Any Person required to maintain the confidentiality of Information as provided in this Paragraph 11(q) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11(r)           USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

11(s)          Other Interpretative Provisions.

(1)                 The definitions of terms shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."  The word "will" shall be construed to have the same meaning and effect as the word "shall."  Unless the context otherwise requires, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referred to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Paragraphs, Sections, Subparagraphs, Exhibits and Schedules shall be construed to refer to Paragraphs, Sections, Subparagraphs, Exhibits and Schedules to this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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(2)                 All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent except as may be otherwise specifically prescribed herein.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Administrative Agent shall so request, the Lenders and the Administrative Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(3)                 Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

11(t)           Exchange Rates; Currency Equivalents; Additional Currencies; Change in Currencies.

(1)                 The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalents of amounts denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent as so determined by the Administrative Agent.

(2)                 Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

(3)                 The Borrower may from time to time request that Eurocurrency Rate Loans be made be issued in a currency other than those specifically listed in the definition of "Alternative Currency;" provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars.  In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and all the Lenders.  Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (Pacific time), 20 Business Days prior to the date of the desired Loan (or such other time or date as may be agreed by the Administrative Agent).  The Administrative Agent shall promptly notify the Lenders thereof.  Each Lender shall notify the Administrative Agent, not later than 11:00 a.m. (Pacific time), ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans in such requested currency.  Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to permit Eurocurrency Rate Loans to be made in such requested currency.  If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans.  If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Paragraph 11(t), the Administrative Agent shall promptly so notify the Borrower.

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(4)                 Change of Currency.

(i)                   Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(ii)                 Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(iii)                Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

11(u)          Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Loan Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

11(v)           Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

12.               Definitions.

Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or any other Loan Document made or delivered pursuant hereto.  For purposes of this Agreement, the terms set forth below shall have the following meanings:

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"Acquisition" shall mean any transaction, or any series of related transactions, consummated on or after the Closing Date, by the Borrower which, directly or indirectly, acquires (a) any going business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger, or otherwise or (b) in one transaction or as the most recent transaction in a series of transactions a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

"Adjusted Consolidated EBITDA" shall mean, for any period, (a) Consolidated EBITDA as adjusted, on a Pro Forma Basis for any Permitted Acquisitions made during such period, plus (b) to the extent deducted in calculating such Consolidated EBITDA, (i) non-cash stock option expenses, (ii) non-recurring severance-related expenses recognized by the Borrower in the quarter ending March 31, 2005 in an aggregate amount not to exceed Six Million Dollars ($6,000,000) and (iii) any other non-recurring charges to which the Required Lenders may, in their discretion, consent in writing.

"Adjusted Eurocurrency Rate" shall mean, with respect to any Eurocurrency Rate Loan for the Interest Period applicable to such Eurocurrency Rate Loan, the rate per annum calculated as of the first day of such Interest Period in accordance with the following formula:

            Adjusted Eurocurrency Rate =        ER
                                                                1-ERP

            where
                                    ER   =  Eurocurrency Rate
                                    ERP =  Eurocurrency Reserve Percentage

The Mandatory Cost shall be added to the Adjusted Eurocurrency Rate applicable to such Eurocurrency Rate Loans not denominated in Dollars made by any Lender lending from an office subject to payment of Mandatory Cost.

"Administrative Questionnaire" shall mean an Administrative Questionnaire in form and substance satisfactory to the Administrative Agent.

"Affiliate" shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Aggregate Commitments" shall mean the Revolving Commitments of all the Lenders.

"Aggregate Outstandings" shall have the meaning given such term in Paragraph 1(a) above.

"Agreement" shall mean this Agreement, as the same may be amended, extended or replaced from time to time.

"Alternative Currency" shall mean Euro, Australian Dollar, Canadian Dollar, English Pound Sterling, Hong Kong Dollar and Japanese Yen and each other currency (other than Dollars) that is approved in accordance with Paragraph 11(t) above.

"Alternative Currency Equivalent" shall mean, at any time, with respect to any amount denominated in Dollars, the Dollar Equivalent thereof in the applicable Alternative Currency as determined by the Administrative Agent or the Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

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"Alternative Currency Loan" shall have the meaning given such term in Paragraph 1(a)(2) above.

"Alternative Currency Sublimit" means an amount equal to the lesser of the Aggregate Commitments and $50,000,000.  The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.

"Applicable Rate" shall mean, from time to time, the following percentages per annum, based upon the Senior Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate delivered pursuant to Paragraph 7(b):

Pricing Level	Senior Leverage Ratio	Adjusted Eurocurrency Rate + ___________ Letter of Credit Fees	Prime Rate +	Commitment Fee
				Aggregate Outstandings ≤ 50% of Aggregate Commitments	Aggregate Outstandings >50% of Aggregate Commitments
1	>2.00:1.00	1.65%	0.00%	0.35%	0.30%
2	>1.50:1.00 but <2.00 :1.00	1.40%	0.00%	0.30%	0.25%
3	>1.00:1.00 but <1.50 :1.00	1.25%	0.00%	0.25%	0.20%
4	<1.00 : 1.00	1.00%	0.00%	0.20%	0.15%

Initially, the Applicable Rate shall be determined based on Pricing Level 4.  Thereafter, any increase or decrease in the Applicable Rate resulting from a change in the Senior Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Paragraph 7(b); provided, however, that if a Compliance Certificate is not delivered when due, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue until such time as the next Compliance Certificate is delivered pursuant to paragraph 7(b).

"Applicable Threshold Amount" shall mean for purposes of (a) Paragraph 7(c) (Notices), $10,000,000, Paragraph 8(b)(3) (Investments), $150,000,000, (c) Paragraph 8(c)(5) (Capital Lease Obligations), $5,000,000, (d) 8(c)(10) (Other unsecured Indebtedness), $10,000,000, (e) Paragraph 9(a)(5) (Cross-Default), $5,000,000, and (f) Paragraph 9(a)(8) (Judgments), $5,000,000.

"Approved Bank Fund" shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is an Affiliate of an existing Lender.

"Assignment and Assumption" shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Paragraph 11(p)) and accepted by the Administrative Agent, substantially in the form attached hereto as Exhibit A or any other form approved by the Administrative Agent.

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"Authorized Officer" shall mean any of the chief financial officer, executive vice president - finance, president, chief executive officer or chief operating officer of the Borrower.

"Borrowing" shall mean a borrowing of Loans.

"Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent's office with respect to Obligations denominated in Dollars is located and:  (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;  (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day; (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

"Capital Expenditures" shall mean, for any period, the aggregate of all expenditures by a Person for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person less net proceeds from sales of fixed or capital assets received by such Person or any of its Subsidiaries during such period.  For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by a Person or an Affiliate of such Person or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

"Capital Lease" shall mean any lease of property by a Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

"Capital Lease Obligations" shall mean, with respect to Capital Leases, the capitalized amount thereof that would appear on a balance sheet in accordance with GAAP.

"Cash Collateral" shall mean Collateral comprised of cash or Cash Equivalents.

"Cash Collateralize" shall have the meaning set forth in Paragraph 2(h) above.

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"Cash Equivalents" shall mean, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States of America or (ii) issued by any agency of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year after such date, (b) marketable direct obligations issued by any state of the United States of America or the District of Columbia, any political subdivision or instrumentality thereof or any United States of American government sponsored enterprise, in each case having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances maturing within one year after such date and issued or accepted by, and money market accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that has combined capital and surplus and undivided profits of not less than $500,000,000; (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clauses (a) and (b) above and entered into with any commercial bank satisfying the requirements of clause (d) above; (f) solely in respect of the ordinary course cash management activities of the Foreign Subsidiaries, equivalents of the investments described in clause (a) and (b) above to the extent guaranteed by the United Kingdom or the European Union and equivalents of the investments described in clause (d) above issued, accepted or offered by (i) the local office of any commercial bank meeting the requirements of clause (d) above in the jurisdiction of organization of the applicable Foreign Subsidiary or (ii) the local office of any commercial bank organized under the laws of the jurisdiction of organization of the applicable Foreign Subsidiary which commercial bank (i) has combined capital and surplus and undivided profits of not less than $1,00,000 and (ii) a long-term rating for U.S. dollar-denominated obligations of at least A-1 from S&P or the equivalent rating from Moody's; and (g) shares of any money market mutual fund that (i) complies with the criteria set forth in Securities Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtaining from either S&P or Moody's.

"Change in Law" shall mean the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority

"Closing Date" shall mean the date on which the Administrative Agent shall have acknowledged in writing that all the conditions precedent in Paragraph 5(a) have been satisfied or waived in accordance with this Agreement.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder as from time to time in effect.

"Collateral" shall mean the collateral on which the Administrative Agent shall be granted a Lien pursuant to the Pledge Agreement and, to the extent required by this Agreement, the other Loan Documents.

"Compliance Certificate" shall mean a certificate substantially in the form of Exhibit C to this Agreement of an Authorized Officer of the Borrower, (a) stating that any financial statements delivered therewith in accordance with Paragraph 7(a) above are presented fairly in accordance with GAAP, (b) confirming that, as of the last day of fiscal period covered by such financial statements, all representations and warranties (except those that specifically relate to a specific date) of the Borrower set forth in the Loan Documents are true and accurate in all material respects, (c) setting forth detailed calculations of the financial covenants of the Borrower in Paragraph 8(k) above evidencing compliance with the terms thereof, and (d) stating that, to his knowledge, there does not exist a Potential Default or an Event of Default hereunder or, if, to the knowledge of such Authorized Officer, a Potential Default or Event of Default exists, describing such Potential Default or Event of Default and actions being taken by the Borrower to cure such default.

"Consolidated CPLTD" shall mean, as of any date, for the Borrower and its Subsidiaries on a consolidated basis, the current portion of long term debt, as determined in accordance with GAAP, calculated disregarding the Loans and the Subordinated Notes.

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"Consolidated EBITDA" shall mean, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income for such period plus (b) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for federal, state, local and foreign income Taxes payable by the Borrower and its Subsidiaries for such period and (iii) the amount of depreciation and amortization expense for such period.

"Consolidated Funded Debt" shall mean, for any Person, without duplication, the Debt of such Person and its Subsidiaries on a consolidated basis plus L/C Obligations.

"Consolidated Interest Expense" shall mean, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of all interest, premium payments and debt discount of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP.

"Consolidated Leverage Ratio" shall mean, as of any date, the ratio of (a) Consolidated Funded Debt as of such date to (b) Adjusted Consolidated EBITDA for the four fiscal quarters most recently ended.

"Consolidated Net Income" shall mean, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period.

"Contact Office" shall mean the office of the Administrative Agent located at California Plaza, 300 South Grand Avenue, SC-CAL-05-F, Los Angeles, CA 90071, Attention:  Agency Services, or such other office as the Administrative Agent may notify the Borrower and the Lenders from time to time in writing.

"Continuation or Conversion Request" shall mean a Continuation or Conversion Request substantially in the form of Exhibit D to this Agreement.

"Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

"Control" shall mean, in respect of any Affiliate, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

"Debt" shall mean, as to any Person (a) all Indebtedness for borrowed money, (b) Capital Lease Obligations, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (y) due more than six months from the date of incurrence of the obligation in respect thereof, or (z) evidenced by a note or similar written instrument, (e) all Indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (f) all Indebtedness in the nature of a Guarantee of the foregoing.

"Debtor Relief Law" shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or any other applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.

"Default Rate" shall have the meaning given such term in Paragraph 3(l) above.

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"Dispose" or "Disposition" shall mean the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

"Dollar Equivalent" shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the Dollar Equivalent thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

"Dollars" or "$" means United States Dollars, the lawful currency of the United States of America.

"Domestic Subsidiary" shall mean any Subsidiary of the Borrower that is not a Foreign Subsidiary.

"Eligible Assignee" shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Bank Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) the Issuing Bank and the Swing Line Lender, and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

"Employee Benefit Plan" shall mean any Pension Plan, any employee welfare benefit plan, or any other employee benefit plan which is described in Section 3(3) of ERISA and which is maintained for employees of the Borrower or any ERISA affiliate of the Borrower.

"EMU" means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

"EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

"Environmental Claim" shall mean any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any government authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Laws, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

"Environmental Laws" shall mean any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, governmental authorizations, or any other requirements of governmental authorities relating to (a) environmental matters, or (b) occupational safety and health, industrial hygiene, land use (in the case of any violation caused by the gross negligence or willful misconduct of Borrower) or the protection of human, plant or animal health or welfare, in any manner applicable to the Borrower or any of its Subsidiaries or any Facility.

"Equity Interests" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

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"ERISA Affiliate" shall mean, as applied to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of Section 414(b) and (c) of the Code.

"Euro" and "EUR" mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

"Eurocurrency Rate" means for any Interest Period with respect to a Eurocurrency Rate Loan: (a) the applicable Screen Rate for such Interest Period; or (b) if the applicable Screen Rate shall not be available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent or an Affiliate of the Administrative Agent to major banks in the London or other offshore interbank market for such currency at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

"Eurocurrency Rate Loan" means a Loan that bears interest at a rate based on the Eurocurrency Rate.  Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency.  All Alternative Currency Loans must be Eurocurrency Rate Loans.

 "Eurocurrency Reserve Percentage" shall mean with respect to an Interest Period for a Eurocurrency Rate Loan, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments) which is imposed under Regulation D on eurocurrency liabilities.

"Event of Default" shall have the meaning given such term in Paragraph 9 of this Agreement.

"Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, the Swing Line Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation  of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated) and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Paragraph 4(f) above) any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Paragraph 4(e) above, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Paragraph 4(e).

"Existing Letters of Credit" shall mean the following letters of credit issued by Bank of the West:  (a) standby letter of credit number MB60511138 in the amount of $645,000 for the account of the Borrower, (b) standby letter of credit number MB60510799 in the amount of $545,000 for the account of the Borrower and (c) standby letter of credit number MB60510717 in the amount of $800,000 for the account of the Borrower.

"Facilities" shall mean any and all real property (including all buildings, fixtures and other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrower or any of its Subsidiaries or any of their respective Affiliates.

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"Federal Funds Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of the West on such day on such transactions as determined by the Administrative Agent.

"Fixed Charge Coverage Ratio" shall mean, as of any date, the ratio of:  (a) (i) Adjusted Consolidated EBITDA minus (ii) Non-Financed CAPEX minus (iii) Taxes paid in cash, all calculated for the four fiscal quarters most recently ended to (b) (i) Consolidated CPLTD, as of such date, plus (ii) Consolidated Interest Expenses paid during the four fiscal quarters most recently ended plus (iii) dividends made in cash in the four fiscal quarters during such period.

"Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

"Foreign Subsidiary" shall mean, at any time, any Subsidiary of the Borrower organized under the laws of a country or subdivision of a country other than the United States, its possessions and territories.

"GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time consistently applied.

"Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Guarantee" shall mean, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term "Guarantee" as a verb has a corresponding meaning.

"Guarantors" shall mean, severally, each Person that, from time to time, executes and delivers a Guaranty in accordance with the terms of this Agreement.

"Guaranty" shall mean a guaranty of the Secured Obligations substantially in the form of Exhibit E to this Agreement.

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"Hazardous Materials" shall mean (a) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives; (e) any radioactive materials; (f) any asbestos-containing materials; (g) urea formaldehyde foam insulation; (h) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (i) pesticides; and (j) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any government authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

"Hazardous Materials Activity" shall mean any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

"Hedge Obligations" shall mean, as of any date, the Swap Termination Value of Permitted Hedges.

"Honor Date" shall have the meaning set forth in Paragraph 2(d)(1) above.

"Indebtedness" of any Person shall mean, without duplication, all items of indebtedness which, in accordance with GAAP and practices, would be included in determining liabilities as shown on the liability side of a statement of condition of such Person as of the date as of which indebtedness is to be determined and all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

"Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

"Interest Period" means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders; provided that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the Maturity Date.

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"Investment" shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

"IP Rights" shall mean the right to use trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property.

 "Issuing Bank" shall mean Bank of the West, in its capacity as issuer of Letters of Credit hereunder, or such other Lender as the Borrower may from time to time select as the Issuing Bank hereunder pursuant to Paragraph 10(f) above.

"L/C Advance" shall mean with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Percentage Share.

"L/C Borrowing" shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan.

"L/C Obligations" shall mean, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

"Lenders" shall mean the Lenders from time to time party hereto and, as the context may require, the Issuing Bank, the Swing Line Lender, the Syndication Agent, the Documentation Agent and the Administrative Agent.

"Letter of Credit" shall mean any letter of credit issued hereunder and any Existing Letter of Credit.

"Letter of Credit Application" shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank.

"Letter of Credit Expiration Date" shall mean the day that is five Business Days prior to the Maturity Date then in effect.

"Letter of Credit Sublimit" shall mean, in respect of Ordinary Letters of Credit $20,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

"Lien" shall mean any security interest, mortgage, pledge, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financial statement under the Uniform Commercial Code of any jurisdiction.

"Loan" shall have the meaning set forth in Paragraph 1(a) above.

"Loan Documents" shall mean this Agreement, the Guaranties, the Security Documents, the Letter of Credit Applications and each other document, instrument or agreement executed by the Borrower or the Guarantor in connection herewith or therewith, as any of the same may be amended, extended or replaced from time to time.

"Loan Party" shall mean the Borrower and each of its Subsidiaries and Affiliates, if any, from time to time executing a Loan Document, and "Loan Parties" means all such Persons, collectively.

"Loan Request" shall mean a request for a Loan in substantially the form of Exhibit F to this Agreement.

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"Loans" shall mean, collectively and severally, the Revolving Loans, the Alternative Currency Loans and the Swing Line Loans.

"Local Time" shall mean the time in the city where accounts are to be funded by the Lenders making Loans and to which repayments are to be made by the Borrower.

"Mandatory Cost" shall mean, with respect to any period, the percentage rate per annum determined as the interest rate to compensate Lenders for the cost of compliance with:  (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or (b) the requirements of the European Central Bank pursuant to such formulae as the relevant Lender shall reasonably determine.

"Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as whole, or (b) the ability of the Loan Parties to perform the Obligations and avoid any Event of Default, or (c) the legality, validity, binding effect or enforceability of any Loan Document.

"Material Domestic Subsidiary" shall mean, as of any date or for any period, any Domestic Subsidiary of the Borrower with total assets or revenues greater than $25,000,000, all as reflected in the financial statements of the Borrower most recently delivered pursuant to Paragraph 7(a) above.

"Material Foreign Subsidiary" shall mean, as of any date or for any period, any Foreign Subsidiary of the Borrower with total assets or revenues greater than $25,000,000, all as reflected in the financial statements of the Borrower most recently delivered pursuant to Paragraph 7(a) above.

"Maturity Date" shall mean the earlier of: (a) September 30, 2008 or (b) the date the Lenders terminates their obligation to make further Loans hereunder pursuant to Paragraph 9 of this Agreement.

"Moody's" shall mean Moody's Investors Service, Inc. and any successor thereto.

 "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 3(37) of ERISA.

"Non-Financed CAPEX" shall mean, for any period, Capital Expenditures made during such period that were not directly financed by Indebtedness.

"Obligations" shall mean any and all debts, obligations and liabilities of the Borrower to the Lenders arising out of or related to the Loan Documents, whether principal, interest, fees or otherwise, whether now existing or hereafter arising, whether voluntary or involuntary, whether or not jointly owed with others, whether direct or indirect, absolute or contingent, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, whether or not from time to time decreased or extinguished and later increased, created or incurred and whether or not extended, modified, rearranged, restructured, refinanced or replaced, including without limitation, modifications to interest rates or other payment terms of such debts, obligations or liabilities.

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"Off-Balance Sheet Liabilities" means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility) (i) the unrecovered investment of purchasers or transferees of assets so transferred and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Requirements of Law (including Debtor Relief Laws); (b) the monetary obligations under any financing lease or so-called "synthetic," tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; or (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which (i) upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

"Organization Documents" shall mean (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constituent documents with respect to any non-United States jurisdiction); (b) with respect to any limited liability Borrower, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation  or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

"Other Taxes" shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

"Outstanding" shall mean with respect to Letters of Credit, any Letter of Credit which has not been cancelled, expired unutilized or fully drawn upon.

"Participant" shall have the meaning set forth in Paragraph 11(p).

"Participating Member State" means each state so described in any EMU Legislation.

"Pension Plan" shall mean any Employee Benefit Plan other than a Multiemployer Plan which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

"Percentage Share" shall mean, with respect to any Lender, the percentage of the Aggregate Commitments represented by such Lender's Revolving Commitment.  If the all of the Aggregate Commitments have terminated or expired, the Percentage Shares shall be determined based on the percentage of the Aggregate Outstandings.

"Permitted Acquisition" shall mean any Acquisition by the Borrower or any of its Subsidiaries where:

(a)                 the Board of Directors or authorized management committee of the Borrower or of the applicable Subsidiary and of the Person whose assets or Equity Interests are being acquired has approved such Acquisition;

(b)                 the business acquired in connection with such Acquisition is not engaged, directly or indirectly, in any line of business other than the businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date or any business activities that are substantially similar thereto;

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(c)                 both before and after giving effect to such Acquisition and the Loans and Letters of Credit (if any) requested to be made in connection therewith, each of the representations and warranties in the Loan Documents is true and correct in all material respects (except (i) any such representation or warranty which relates to a specified prior date and (ii) to the extent the Administrative Agent has been notified in writing by the Borrower that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty) and no Potential Default or Event of Default exists, will exist, or would result therefrom, all determined on a Pro Forma Basis; and

(d)                 if the aggregate consideration for such Acquisition exceeds Twenty Million Dollars ($20,000,000), (i) after giving effect to the Acquisition, the Senior Consolidated Leverage Ratio of the Borrower, determined on a Pro Forma Basis, will be not greater than 1.00 to 1.00; (ii) the Person whose assets or Equity Interests are being acquired had a positive cash flow for the twelve (12) months immediately preceding the Acquisition; and (iii) the Borrower delivers to the Administrative Agent at least 20 days prior to consummating such Acquisition a Compliance Certificate prepared on a Pro Forma Basis and demonstrating compliance with the preceding clauses (i) and (ii) and the other terms of this Agreement after giving effect to the Acquisition.

"Permitted Encumbrances" shall mean the following types of Liens:

(a)                 Liens for Taxes, assessments or governmental charges or claims the payment of which is not, at the time, delinquent;

(b)                 statutory Liens of landlords, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, design professionals, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(c)                 Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(d)                 any attachment or judgment Lien not constituting an Event of Default;

(e)                 leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

(f)                   easements, rights-of-way, restrictions, encroachments, governmental and public utility liens, private restrictions, covenants, reservations, licenses and other agreements of an immaterial nature and other minor defects or irregularities in title, in each case that do not and will not result in a Material Adverse Effect;

(g)                 Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

(h)                 Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i)                   any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

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(j)                   Liens securing obligations (other than obligations representing Debt for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Borrower and its Subsidiaries;

(k)                 licenses of patents, trademarks, tradenames, copyrights, technology, software, know-how, and processes used or necessary for the conduct of the business of the Borrower and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Borrower and its Subsidiaries, taken as a whole granted by Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Borrower or such Subsidiaries;

(l)                   Liens in favor of the Administrative Agent for the benefit of the Secured Parties;

(m)               Liens reflected in the financial statements referred to in Paragraph 8(f);

(n)                 Liens on property of Mentor Medical Systems, B.V. and Mentor Medical Systems, C.V. securing Indebtedness permitted under Paragraph 8(c)(9) above;

(o)                 Liens existing upon property acquired by the Borrower or any Subsidiary, as approved by the Administrative Agent in the Administrative Agent's discretion;

(p)                 Liens securing judgments for the payment of money not constituting an Event of Default under Paragraph 9(a)(8) above or securing appeal or other surety bonds related to such judgments;

(q)                 Liens existing as of the date of this Agreement and set forth on Schedule 8(a) annexed hereto;

(r)                  Liens securing Indebtedness permitted under Paragraph 8(c)(5); provided that (i) such Liens securing Capital Lease Obligations and purchase money obligations do not at any time encumber any property other than the property financed by such Indebtedness and (ii) Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(s)                 any Liens expressly permitted by the terms and conditions of any of the Loan Documents.

"Permitted Hedges" shall mean foreign exchange transactions, interest rate transactions, and other over-the-counter derivatives executed by the Borrower with a Lender that are permitted under this Agreement and are entered into in the ordinary course of business for the purpose of hedging currency or interest rate risks of the Borrower and not for speculation.

"Person" shall mean any corporation, natural person, firm, joint venture, partnership, limited liability Borrower, trust, unincorporated organization, government or any department or agency of any government.

"Plan" shall mean any plan (other than a Multiemployer Plan) subject to Title IV of ERISA maintained for employees of the Borrower or any ERISA Affiliate (and any such plan no longer maintained by the Borrower or any of its ERISA Affiliates to which the Borrower or any of its ERISA Affiliates has made or was required to make any contributions during the five years preceding the date on which such plan ceased to be maintained).

"Pledge Agreement" shall mean a pledge agreement substantially in the form of Exhibit B to this Agreement.

                                                                                              61

"Potential Default" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

"Prime Rate" shall mean the fluctuating per annum rate announced from time to time by Bank of the West as its "prime rate".  The Prime Rate is a rate set by Bank of the West based upon various factors including Bank of the West's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, below or above the Prime Rate.

"Prime Rate Loan" shall mean any Loan bearing interest with reference to the Prime Rate.

"Pro Forma Basis" shall mean, with respect to compliance with any test or covenant hereunder, compliance with such covenant after giving effect to a Permitted Acquisition calculated on a basis acceptable to the Administrative Agent as if such Permitted Acquisition had occurred on the first day of the applicable period (including pro forma adjustments arising out of events which are directly attributable to the Permitted Acquisition, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with application of GAAP and Requirements of Law; such pro forma adjustments may include cost savings resulting from head count reductions, closure of facilities and similar restructuring charges or integration activities or other adjustments based on reasonable assumptions by an Authorized Officer of the Borrower, together with such other pro forma adjustments certified as based on reasonable assumptions by an Authorized Officer of the Borrower using, for purposes of determining such compliance, the historical financial statements of the Borrower, its Subsidiaries and any asset acquired with such Permitted Acquisition).

"Regulation U" shall mean Regulation U as promulgated by the Board of Governors of the Federal Reserve System.

"Related Parties" shall mean, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's affiliates.

"Release" shall mean any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

"Required Lenders" shall mean at least two Lenders holding more than 50% of the Percentage Shares.

"Requirements of Law" shall mean as to any Person the Certificate of Incorporation and ByLaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                                                                                              62

"Restricted Payment" shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its equity holders or authorized or made any other distribution, payment or delivery of property (other than Equity Interests of such Person) or cash to its equity holders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of its capital Equity Interests outstanding on and after the Closing Date (or any options or warrants issued by such Person with respect to such Equity Interests) or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any of the Equity Interests of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to such Equity Interests).  Without limiting the generality of the foregoing, "Restricted Payment" shall include all payments made or required to be made by a Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

"Revaluation Date" shall mean, with respect to any Loan, each of the following:  (a) each date of a Borrowing of an Alternative Currency Loan, (b) each date of a continuation of an Alternative Currency Loan pursuant to Paragraph 3(c) above and (c) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.

"Revolving Commitment," shall mean, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Paragraph 1(a) and (b), and (b) purchase participations in L/C Obligations and Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

"Revolving Loan" shall have the meaning given such term in Paragraph 1(a) of this Agreement.

"S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and any successor thereto.

"Same Day Funds" shall mean (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

"Screen Rate" shall mean, for any Interest Period the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on any publicly available service that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

"SEC" shall mean the United States Securities and Exchange Commission and any analogous foreign body.

"Secured Obligations" shall mean the Obligations and the Hedge Obligations.

"Secured Parties" shall mean, collectively, the Administrative Agent, the Issuing Bank, the Swing Line Lender, each of the Lenders and each Lender in its capacity as counterparty to any Permitted Hedge.

"Security Agreement" shall mean a Security Agreement substantially in the form of Exhibit G to this Agreement.

"Security Documents" shall mean the Pledge Agreement, any Security Agreement executed by the Borrower or any of its Material Domestic Subsidiaries pursuant to this Agreement and any and all any related documents, financing statements, agreements and instruments that the Administrative Agent shall reasonably require to effectuate the transactions contemplated hereby and to grant, preserve, protect and perfect the security interest intended to be created by the Pledge Agreement, Security Agreement and other Security Documents.

                                                                                              63

"Senior Consolidated Leverage Ratio" shall mean, as of any date, the ratio of (a) Consolidated Funded Debt minus Subordinated Indebtedness as of such date to (b) Adjusted Consolidated EBITDA for the four fiscal quarters most recently ended.

"Solvent" shall mean, as to any Person at any time, that (i) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed liabilities evaluated for purposes of Section 101(31) of the United States Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act); (ii) the present fair salable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, for which such Person's property would constitute unreasonably small capital.

"Spot Rate" for a currency shall mean the rate determined by the Administrative Agent to be the rate quoted to the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made.

"Subordinated Indebtedness" shall mean Indebtedness on the Subordinated Notes and any other Indebtedness that is subordinated to the Secured Obligations on the terms and conditions reasonably satisfactory to the Administrative Agent.

"Subordinated Notes" shall mean the $150,000,000 2 ¾% Convertible Subordinated Notes due January 1, 2024 issued by the Borrower under an Indenture (the "Subordinated Indenture") dated as of December 22, 2003 between the Borrower and U.S. Bank National Association, as Trustee.  The Secured Obligations are "designated senior indebtedness" under the Subordinated Indenture.

"Subsidiary" shall mean with respect to any Person, (a) any corporation more than fifty percent (50%) of the stock of which having by the terms thereof ordinary voting power to elect the board of directors, managers or trustees of such corporation shall, at the time as of which any determination is being made, be owned by such Person, either directly or through Subsidiaries of such Person (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), and (b) any Person other than a corporation, including, without limitation, any partnership, joint venture or other business combination, whose management and policies are controlled by or under common control with such Person or any of the Subsidiaries of such Person.

"Swing Line Lender" shall mean Bank of the West, in its individual capacity, or any other Lender mutually acceptable to the Administrative Agent and the Borrower.

"Swing Line Loan" shall have the meaning given such term in Paragraph 1(a)(3) of this Agreement.

"Swing Line Sublimit" shall mean and amount equal to the lesser of the Aggregate Commitments and $10,000,000.  The Swing Line Sublimit is a part of and not in addition to the Aggregate Commitments.

                                                                                              64

"Swap Termination Value" shall mean, in respect of any one or more Permitted Hedges or any other derivative contract, after taking in account the effect of any legally enforceable netting agreement relating thereto (a) for any date on or after the date such contract has been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such contracts (which may include a Lender or any Affiliate of a Lender).

"TARGET Day" shall mean any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

"Taxes" shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Termination Event" shall mean (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30 day notice to the Pension Benefit Guaranty Corporation under such regulations), or (b) the withdrawal of the Borrower or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(l) (2) or 4068(f) of ERISA, or (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, (e) any other event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a lien pursuant to Section 412(n) of the Internal Revenue Code.

"Unreimbursed Amount" shall have the meaning set forth in Paragraph 2(d)(1) of this Agreement.

"Unfunded Pension Liabilities" shall mean the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

"Unused Amount" shall mean, as of any date, (a) the Aggregate Commitments minus (b) Aggregate Outstandings.

 "Wholly Owned Subsidiary" shall mean, as to any Person (a) any corporation 100% of whose Equity Interests (other than director's and national citizen qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability Borrower or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person has a 100% Equity Interest at such time.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

MENTOR CORPORATION,
a Minnesota corporation

By:  /s/ Loren L. McFarland
       Loren L. McFarland
       Vice President and Chief Financial Officer

S-1

BANK OF THE WEST, as Administrative Agent

By:        /s/ John C. Hyche
Name:  John C. Hyche
Title:     Senior Vice President

BANK OF THE WEST, as a Lender

By:        /s/ David G. Kronen
Name:  David G. Kronen
Title:     Senior Vice President

S-2

UNION BANK OF CALIFORNIA, N.A., as Syndication Agent and a Lender

By:       /s/ Robert Tietjen
Name:  Robert Tietjen
Title:     Vice President

S-3

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agent and a Lender

By:       /s/ Anna K. Mercer
Name:  Anna K. Mercer
Title:     Vice President

S-4

THE GOVERNOR & COMPANY OF THE BANK OF IRELAND, as a Lender

By:       /s/ Geraldine Harmon
Name:  Geraldine Harmon
Title:     Authorized Signatory

By:       /s/ Mary Connally
Name:  Mary Connally
Title:     Authorized Signatory

S-5

COMERICA BANK, as a Lender

By:        /s/ Don R. Carruth
Name:   Don R. Carruth
Title:     Corporate Banking Officer

S-6

PACIFIC CAPITAL BANK, N.A., a national banking association doing business as Santa Barbara Bank & Trust, as a Lender

By:        /s/ Thomas Prendiville
Name:   Thomas Prendiville
Title:      Vice President

S-7

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:        /s/ Douglas A. Rich
Name:   Douglas A. Rich
Title:      Vice President

S-8

FIRST BANK, as a Lender

By:       /s/ Robert Ligon
Name:  Robert Ligon
Title:     Vice President

S-9

TABLE OF EXHIBITS AND SCHEDULES

Schedule 1        Schedule of Addresses for Notice Purposes

Schedule 2        Commitments

Schedule 6(e)    Existing Indebtedness

Schedule 6(f)     Litigation Disclosure

Schedule 6(m)   Subsidiary Disclosure

Schedule 8(a)    Lien Disclosure

Exhibit A           Assignment and Assumption

Exhibit B           Pledge Agreement

Exhibit C           Compliance Certificate

Exhibit D           Continuation or Conversion Request

Exhibit E           Guaranty

Exhibit F           Loan Request

Exhibit G           Security Agreement

SCHEDULE 1
(ADDRESSES)

To the Administrative Agent, Issuing Bank and Swing Line Lender:

Bank of the West

1036 State St.

Santa Barbara, CA  93101

Attention:  David Kronen

Telephone:  (805) 564-2987

Facsimile:  (805) 564-4818

with a copy to:

BANK OF THE WEST

300 South Grand Avenue

Los Angeles, CA  90071

Attention:  John Hyche, Senior Vice President

Telephone:  (213) 972-0620

Facsimile:  (213) 972-0616

email:  jhyche@bankofthewest.com

To the Borrower:

MENTOR CORPORATION

201 Mentor Drive

Santa Barbara, CA 93111

Attention:  General Counsel

Telephone: (805) 805-6280

Facsimile:  (805) 879-6008

Email:  cfawzy@mentorcorp.com

Website:  mentorcorp.com

SCHEDULE 2
(COMMITMENTS)

LENDER	REVOLVING COMMITMENT	PERCENTAGE SHARE
Bank of the West	$40,000,000	20.0%
Union Bank of California, N.A.	$30,000,000	15.0%
Wells Fargo Bank, National Association	$25,000,000	12.5%
The Governor & Company of the Bank of Ireland	$25,000,000	12.5%
U.S. Bank, National Association	$25,000,000	12.5%
Pacific Capital Bank, N.A., a national banking association doing business as Santa Barbara Bank & Trust	$25,000,000	12.5%
Comerica Bank	$20,000,000	10.0%
First Bank	$10,000,000	5.0%
Total:	$200,000,000	100%

EXHIBIT B
(PLEDGE AGREEMENT)

PLEDGE AGREEMENT

 THIS PLEDGE AGREEMENT (the "Pledge Agreement") is made and dated as of May 25, 2005 by and among the Pledgors listed on the signature pages hererof, those additional Persons that join in this Pledge Agreement by execution and delivery of a Joinder Agreement substantially in the form of Annex I to this Pledge Agreement (collectively, jointly and severally, the "Pledgors" and each individually a "Pledgor"), and BANK OF THE WEST, a California banking corporation, as Collateral Agent (the "Collateral Agent") for the Secured Parties described herein.

Pursuant to that Credit Agreement dated as of May 25, 2005 by and among MENTOR CORPORATION, a Minnesota corporation (the "Borrower"), BANK OF THE WEST, as Administrative Agent, UNION BANK OF CALIFORNIA, N.A. as Syndication Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agent, and the Lenders (the "Lenders") party thereto (as amended, extended and replaced from time to time, the "Credit Agreement"), the Lenders have agreed to extend credit to the Borrower from time to time.  As a condition precedent to the Lenders' obligations to extend credit under the Credit Agreement and as security for the payment and performance of the Obligations, the Pledgors are required to execute and deliver and/or from time to time join in this Pledge Agreement, all for the purpose of granting a security interest in Pledged Collateral, all as hereinafter provided.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Rules of Interpretation.

(a)        Unless the context otherwise requires, "Equity Interest," "Event of Default," "Guarantor," "Lien," "Loan Document," "Material Adverse Effect," "Permitted Encumbrance," "Person," "Subsidiary" and all other capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

(b)        Except as otherwise expressly provided, all references to the Uniform Commercial Code shall mean the Uniform Commercial Code in effect in the State of California from time to time, and all terms used in this Pledge Agreement that are defined in the Uniform Commercial Code shall have the meaning given such terms in the Uniform Commercial Code.

(c)        The rules of interpretation specified in Paragraph 11(s) of the Credit Agreement shall be applicable to this Pledge Agreement.

SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

"Foreign Pledgor" shall mean a Foreign Subsidiary of the Borrower that holds Equity Interests in a Material Foreign Subsidiary.

"Obligations" shall mean (a) in the case of the Borrower and Foreign Pledgors, the Secured Obligations as defined in the Credit Agreement and (b) in the case of each other Pledgor, the Guaranteed Obligations as such term is defined in the Guaranty executed by such Pledgor.

"Pledged Collateral" shall mean of all right, title and interest of each Pledgor, whether now existing or hereafter acquired in:

(a ) all Pledged Securities, including, without limitation, those Pledged Securities listed on Schedule 1 to this Pledge Agreement;

(b) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Pledge Agreement;

(c) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in subparagraph (a) above;

(d) all rights, powers and privileges with respect to the Pledged Collateral referred to in subparagraphs (a) through (c) above; and

(e) all proceeds of the foregoing Pledged Collateral.

"Pledged Securities" shall mean, as of any date, Equity Interests in each Material Foreign Subsidiary of the Borrower that comprise 65% of the issued and outstanding shares of voting stock (but 100% of the issued and outstanding shares of non-voting stock) of such Material Foreign Subsidiary or, to the extent that the Administrative Agent reasonably deems necessary or appropriate with respect to any such Material Foreign Subsidiary to effectuate the purposes and intent of the intent contemplated by the Credit Agreement, such other Equity Interests in one or more Subsidiaries of the Borrower as shall be acceptable to the Administrative Agent in its sole discretion.

"Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank, (e) the Swing Line Lender, (f) each counterparty to a Permitted Hedge entered into with the Borrower or a Subsidiary of the Borrower if such counterparty was a Lender (or an Affiliate of a Lender) at the time the Permitted Hedge was entered into, (g) the beneficiaries of each indemnification obligation undertaken by any Debtor under any Loan Document and (h) the successors and assigns of each of the foregoing.

ARTICLE II

SECURITY INTEREST

Section 2.01.     Security Interest.  Each Pledgor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, as security for the payment or performance, as the case may be, in full of the Obligations of such Pledgor, and any extensions, renewals or modifications of the Obligations, a security interest in, all of such Pledgor's right, title and interest in, to and under the Pledged Collateral.

Section 2.02.   Delivery.  Each Pledgor agrees to deliver to the Collateral Agent from time to time all stock certificates and instruments evidencing the Pledged Securities together with stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and such other endorsement, instruments and documents as the Collateral Agent may reasonably request.  Each delivery of or other change in Pledged Securities shall be accompanied by a schedule describing the securities theretofor and then being pledged hereunder, which schedule shall be attached hereto as Schedule 1 and made a part hereof.  Each schedule so delivered shall supersede any prior schedules so delivered.  If any Pledged Securities or other assets of any Pledgor shall, at any time, cease to be Pledged Collateral hereunder (including, without limitation, as the result of (a) any Disposition thereof permitted by the Credit Agreement or (b) the issuer thereof ceasing to be a Material Foreign Subsidiary), the Collateral Agent, on behalf of the Secured Parties, agrees, at the cost of the Borrower, (i) that its security interest therein concurrently will be terminated without further action of the Collateral Agent, (ii) promptly on receipt of written notice thereof, to re-deliver to such Pledgor all stock certificates, promissory notes, stock powers, endorsements, instruments and documents delivered to the Collateral Agent hereunder in connection with such Pledged Collateral, and (iii) to terminate or appropriately amend financing statements filed to perfect the security interest in such Pledged Collateral.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Pledgors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

SECTION 3.01.  The Pledged Securities.  The Pledged Securities represent that percentage set forth on Schedule I of the issued and outstanding Equity Interests of the issuer with respect thereto.  All of the Pledged Securities have been duly authorized and validly issued and are fully paid and nonassessable and are in certificated form; and the Pledged Collateral will not be represented by any certificates, notes, securities, documents, or other instruments other than those delivered hereunder

SECTION 3.02.  Title.  Except for the security interest granted hereunder, each Pledgor (a) is and, except as otherwise permitted by the Credit Agreement, will at all times continue to be the direct owner, beneficially and of record, of Pledged Securities as indicated on Schedule I; (b) holds the same free and clear of all Liens except those permitted by the Credit Agreement or any other Loan Document; (c) will not Dispose of or make any assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant hereto, or as permitted by the Credit Agreement or the other Loan Documents and (d) will cause any and all Pledged Securities received after the date of this Pledge Agreement, whether for value paid or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder.

SECTION 3.03.  Authority.  Each Pledgor (a) has the power and authority to pledge the Pledged Collateral in the manner hereby done or contemplated and (b) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Pledge Agreement or permitted by the Credit Agreement or the other Loan Documents), however arising, of all Persons whomsoever; no consent of any other Person (including stockholders or creditors of the such Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity or enforceability of the pledge effected hereby, except such consents as have been obtained and are in full force and effect.

SECTION 3.04.  Perfection.  By virtue of the execution and delivery by each Pledgor of this Pledge Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Pledged Collateral are delivered to the Collateral Agent in accordance with this Pledge Agreement or, if a security interest in the Pledged Collateral may not, under applicable law be perfected by possession, then upon the filing of appropriate financing statements, the Collateral Agent will obtain, on behalf of itself and the Secured Parties, a valid and perfected first Lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations of such Pledgor.

ARTICLE IV

ADMINISTRATION OF PLEDGED COLLATERAL

SECTION 4.01.  Registration in Nominee Name; Denominations.  The Collateral Agent shall have the right following an Event of Default which is continuing to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledge or as sub-agent) or the name of the Pledgor granting a security interest therein, endorsed or assigned in blank or in favor of the Collateral Agent.  Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communication received by it from any Governmental Authority with respect to the Pledged Securities registered in the name of such Pledgor.  The Collateral Agent shall at all times following an Event of Default which is continuing have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Pledge Agreement.  Each Pledgor hereby grants to the Collateral Agent an exclusive, irrevocable power of attorney, with full power and authority in the place and stead of such Pledgor to take all such action permitted under this Pledge Agreement upon an Event of Default.  Each Pledgor agrees to reimburse the Collateral Agent upon demand for any costs and reasonable expenses, including, without limitation, attorneys' fees, the Collateral Agent may incur while acting as such Pledgor's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations of such Pledgor secured hereby.

SECTION 4.02.  Standard of Care.  It is further agreed and understood between the parties hereto that such care as the Collateral Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Pledged Collateral when in the Collateral Agent's possession; provided, however, that the Collateral Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other Person in connection with the Obligations or with respect to the Pledged Collateral.

SECTION 4.03.  Voting Rights.  Until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to vote or consent with respect to the Pledged Securities in any manner not inconsistent with this Pledge Agreement or any document or instrument delivered or to be delivered pursuant to or in connection with any thereof; provided, however, that no Pledgor will be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of the Collateral Agent under this Pledge Agreement, the Credit Agreement or the Loan Documents or the ability of the Collateral Agent to exercise the same.  If there shall have occurred and be continuing an Event of Default and the Collateral Agent shall have notified a Pledgor that the Collateral Agent desires to exercise its proxy rights with respect to all or a portion of the Pledged Securities, such Pledgor hereby grants to the Collateral Agent an irrevocable proxy for the Pledged Securities of such Pledgor pursuant to which proxy the Collateral Agent shall be entitled to vote or consent, in its discretion, and in such event, each such Pledgor agrees to deliver to the Collateral Agent such further evidence of the grant of such proxy as the Collateral Agent may request.  Upon the occurrence and during the continuance of an Event of Default, all rights of each Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to this Pledge Agreement shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

SECTION 4.04.  Distributions.

(a)        In the event that, at any time or from time to time after the date hereof, any Pledgor, as record and beneficial owner of Pledged Securities, shall receive or shall become entitled to receive, any dividend or any other distribution whether in securities or property by way of stock split, spin-off, split-up or reclassification, combination of shares or the like, or in case of any reorganization, consolidation or merger, or any Pledgor, as record and beneficial owner of Pledged Securities, shall thereby be entitled to receive securities or property in respect of such Pledged Securities, then and in each such case, each such Pledgor shall deliver to the Collateral Agent, and the Collateral Agent shall be entitled to receive and retain, all such securities or property as part of the Pledged Securities as security for the payment and performance of such Pledgor's Obligations; provided, however, that unless and until an Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to receive, retain, and use  any cash dividends, interest, principal payments and other distributions paid to it on account of the Pledged Securities to the extent that such payments or other distributions are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement and the other Loan Documents.

(b)        Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgors to dividends, distributions, interest or principal that any Pledgor is authorized to receive pursuant to this Pledge Agreement shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, distributions, interest or principal.  All dividends, distributions, interest or principal received by any Pledgor contrary to the provisions of this Pledge Agreement shall be held in trust for the benefit of the Collateral Agent and the Secured Parties, shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this subsection (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall constitute Pledged Collateral under this Pledge Agreement to be applied in accordance herewith.

ARTICLE V

REMEDIES

SECTION 5.01.  Remedies upon Default.  Upon the occurrence of an Event of Default, the Collateral Agent may, without notice to or demand on any Pledgor and in addition to all rights and remedies available to the Collateral Agent or any Secured Party with respect to the Obligations, at law, in equity or otherwise, do any one or more of the following:  (a) foreclose or otherwise enforce the Collateral Agent's security interest in Pledged Collateral of such Pledgor in any manner permitted by law or provided for in this Pledge Agreement; (b) sell, lease, license or otherwise dispose of any Pledged Collateral of such Pledgor at one or more public or private sales at the Collateral Agent's place of business or any other place or places, including, without limitation, any broker's board or securities exchange, whether or not such Pledged Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Collateral Agent may determine; (c) recover from such Pledgor all costs and expenses, including, without limitation, reasonable attorneys' fees (including the allocated cost of internal counsel), incurred or paid by the Collateral Agent in exercising any right, power or remedy provided by this Pledge Agreement; and (d) in connection with the disposition of any Pledged Collateral of such Pledgor, disclaim any warranty relating to title, possession or quiet enjoyment; Unless the Pledged Collateral of a Pledgor threatens to decline speedily in value or is of a type customarily sold on a recognized market, such Pledgor shall be given ten (10) Business Days' prior notice of the time and place of any public sale or of the time after which any private sale or other intended disposition of such Pledged Collateral is to be made pursuant to this Pledge Agreement, which notice each Pledgor hereby agrees shall be deemed reasonable notice thereof.  Upon any sale or other Disposition pursuant to this Pledge Agreement, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Collateral or portion thereof so sold or Disposed of.  Each purchaser at any such sale or other disposition (including the Collateral Agent) shall hold the Pledged Collateral free from any claim or right of whatever kind, including any equity or right of redemption of any Pledgor, and each Pledgor specifically waives (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.  Any deficiency with respect to the Obligations of a Pledgor which exists after the Disposition or liquidation of the Pledged Collateral of such Pledgor shall be a continuing liability of such Pledgor to the Collateral Agent and the Secured Parties and shall be immediately paid by such Pledgor to such Person. If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Pledged Securities of a Pledgor, or any part thereof, such Pledgor will execute such applications and other instruments as may be reasonably required in connection with securing any such consent, approval or authorization, and will otherwise use its commercially reasonable efforts to secure the same.

SECTION 5.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Pledged Collateral, as well as any Pledged Collateral consisting of cash, in accordance with Paragraph 9(c) of the Credit Agreement.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in of the Credit Agreement. All communications and notices hereunder to any Pledgor other than the Borrower shall be addressed to such Pledgor, care of the Borrower as the address indicated in the Credit Agreement.

SECTION 6.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the security interest of the Collateral Agent and all obligations of the Pledgors hereunder shall, to the extent permitted by law, be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document (other than this Pledge Agreement), any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document (other than this Pledge Agreement) or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or this Pledge Agreement.

SECTION 6.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Pledgor Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of any notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Pledge Agreement shall terminate.

SECTION 6.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Pledgor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Pledged Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Pledge Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.

SECTION 6.05. Successors and Assigns. Whenever in this Pledge Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Pledge Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 6.06. Collateral Agent's Fees and Expenses; Indemnification.

(a)        Each Pledgor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Collateral Agent may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Pledgor to perform or observe any of the provisions hereof.

(b)        Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, any claim, litigation, investigation or proceeding (whether or not any Indemnitee is a party thereto) relating to the execution, delivery or performance of this Pledge Agreement or to the Collateral; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)        Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 6.06 shall remain operative and in full force and effect regardless of the termination of this Pledge Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Pledge Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section 6.06 shall be payable on written demand therefor.

SECTION 6.07. GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

SECTION 6.08. Waivers, Amendment.

(a)        No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof: nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Issuing Bank, the Administrative Agent and the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provisions of this Pledge Agreement or any other Loan Document or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Pledgor in any case shall entitle such Pledgor or any other Pledgor to any other or further notice or demand in similar or other circumstances.

(b)        Neither this Pledge Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

SECTION 6.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH P ARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

SECTION 6.10. Severability. In the event anyone or more of the provisions contained in this Pledge Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.11 Counterparts. This Agreement maybe executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 6.04), and shall become effective as provided in Section 6.04. Delivery of an executed signature page to this Pledge Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6.12. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Pledge Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Pledge Agreement.

SECTION 6.13. Jurisdiction; Consent to Service of Process.

(a)        Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any California state court or Federal court of the United States of America sitting in the Central District of California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Pledge Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such California or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that, to the extent permitted by law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Pledge Agreement shall affect any right that the Collateral Agent, the Administrative Agent, the Issuing Bank or any other Secured Party may otherwise have to bring any action or proceeding relating to this Pledge Agreement or the other Loan Documents against any Pledgor or its properties in the courts of any jurisdiction.

(b)        Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Pledge Agreement or the other Loan Documents in any California State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)        Each party to this Pledge Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Pledge Agreement will affect the right of any party to this Pledge Agreement to serve process in any other manner permitted by law.

SECTION 6.14. Termination.

(a)        This Agreement and the security interest granted hereby shall terminate when all the Obligations (other than wholly contingent indemnification obligations) then due and owing have been paid in full, the Lenders have no further commitment to lend, the L/C Obligations has been reduced to zero and the Issuing Bank has no further commitment to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Pledgors, at the Pledgors' expense, all Uniform Commercial Code termination statements and similar documents which the Pledgors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 6.14 shall be without recourse to or warranty by the Collateral Agent. A Pledgor other than the Borrower shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Pledgor shall be automatically released in the event that all the capital stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of to a Person that is not an Affiliate of the Borrower in accordance with the terms of the Credit Agreement; provided that the Required Lenders shall have consented to such sale, transfer or other disposition (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(b)        The Pledgors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Pledge Agreement, the Credit Agreement or any other Loan Document, in which case such Collateral (unless sold to the Borrower or one of its Subsidiaries) shall be sold free and clear of the Liens created by the Security Documents.

SECTION 6.15. Additional Pledgors. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 2 hereto, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

SECTION 6.16  Waivers by Foreign Pledgor.

(a)        The Security Interest granted to the Collateral Agent by any Foreign Pledgor shall not be released by or because of: (i) any act or event which might otherwise discharge, reduce, limit or modify such Foreign Pledgor's obligations under this Pledge Agreement; (ii) any waiver, extension, modification, forbearance, delay or other act or omission of the Administrative Agent or any Lender or their failure to proceed promptly or otherwise as against the Borrower, any Guarantor or Pledgor or any security; (iii) any action, omission or circumstance which might affect the rights or remedies of such Foreign Pledgor as against the Borrower; or (iv) any dealings occurring at any time between the Borrower and any Lender, whether relating to the Obligations or otherwise.  Each Foreign Pledgor hereby expressly waives and surrenders any defense to its obligations under this Pledge Agreement based upon any of the foregoing acts, omissions, agreements, waivers or matters.

(b)        Each Foreign Pledgor authorizes the Secured Parties to perform any or all of the following acts at any time in their sole discretion, all without notice to such Foreign Pledgor and without affecting such Foreign Pledgor's obligations under this Pledge Agreement:  (i) alter any terms of the Obligations or any part of them, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Obligations or any part of them; (ii) take and hold security for the Obligations, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security; (iii) direct the order and manner of any sale of all or any part of any security now or later to be held for the Obligations, and also bid at any such sale; (iv) apply any payments or recoveries from the Borrower, any Guarantor or any other source, and any proceeds of any security, to the Borrower's obligations under Credit Agreement in such manner, order and priority as the Administrative Agent and the Lenders may elect, whether or not those obligations are secured at the time of the application; (v) release the Borrower of its liability for any obligations comprising the Obligations or any part thereof; (vi) substitute, add or release any one or more guarantors or endorsers; (vii) in addition to the extensions of credit accommodations under the Credit Agreement, any Lender may extend other credit to the Borrower, and may take and hold security for the credit so extended, all without affecting such Foreign Pledgor's obligations under this Pledge Agreement.

(c)        Each Foreign Pledgor waives, to the fullest extent permitted by law: (i) any right it may have to require the Secured Parties to proceed against the Borrower or any Guarantor, proceed against or exhaust any security held from the Borrower or any Guarantor, or pursue any other remedy in the Secured Parties' power to pursue; (ii) any defense based on any claim that such Foreign Pledgor's obligations are more burdensome than those of the Borrower or any Guarantor; (iii) any defense based on:  (x) any legal disability of the Borrower or any Guarantor, (y) any release, discharge, modification, impairment or limitation of the liability of the Borrower or any Guarantor to the Secured Parties from any cause, whether consented to by the Secured Parties or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding") and (z) any rejection or disaffirmance of the Secured Obligations, or any part thereof, or any security held therefor, in any such Insolvency Proceeding; (iv) any defense based on any action taken or omitted by the Secured Parties in any Insolvency Proceeding involving the Borrower or any Guarantor, including any election to have the claims of the Secured Parties allowed as being secured, partially secured or unsecured, any extension of credit by the Secured Parties to the Borrower or any Guarantor in any Insolvency Proceeding, and the taking and holding by the Administrative Agent or any Lender of any security for any such extension of credit, (v) all presentments, demands for performance, notice of intention to accelerate, notice of acceleration, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Pledge Agreement and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind; and (vi) any defense based on or arising out of any defense that the Borrower or any Guarantor may have to the payment or performance of the Secured Obligations or any part of them.

SECTION 6.17  Conflict with Agreement.  In the event that shall be any conflict between the terms of this Pledge Agreement and the Agreement for the Pledge of Account of Financial Instruments as in rem  guarantee between Mentor International, as Pledgor, and Bank of the West, as Collateral Agent, pledging Equity Interests in Porges, S.A.S., the terms of the latter agreement will prevail.

[Signature Pages Following]

EXECUTED as of the day and year first above written.

MENTOR CORPORATION,
a Minnesota corporation

By:
       Loren L. McFarland
       Vice President and Chief Financial Officer

MENTOR INTERNATIONAL,
a company organized under the laws of France

By:
Name:  Loren L. McFarland
Title:    Director General

S-1

BANK OF THE WEST, as Collateral Agent

By:_____________________________________________

Name:__________________________________________

Title:

S-2

SCHEDULE I
(TO PLEDGE AGREEMENT)

PLEDGED SECURITIES

Pledgor	Issuer	No. of Equity Interests Pledged	Percentage of Total
Mentor International	Porges S.A.S.	152,496 shares	65%
Mentor Corporation	Mentor International Holdings Alpha, Inc.	100 shares	100%
Mentor Corporation	Mentor International Holdings Beta, Inc.	100 shares	100%

EXHIBIT E
(GUARANTY)

GUARANTY

This Guaranty (this "Guaranty") is made as of May 25, 2005, by and among the undersigned (collectively, with any other Person that joins in the execution of this Guaranty by execution and delivery of a Joinder Agreement substantially in the form of Annex I attached hereto, the "Guarantors" and each individually a "Guarantor"), in favor of BANK OF THE WEST, a California banking corporation, as Administrative Agent (the "Administrative Agent"), and the Guaranteed Parties, as such term and other capitalized terms used, but not otherwise defined in this Guaranty, are defined in the Credit Agreement dated as of May 25, 2005 (as the same may be modified, amended and restated from time to time, herein called the "Credit Agreement") among MENTOR CORPORATION, a Minnesota corporation (the "Borrower"), the Administrative Agent, UNION BANK OF CALIFORNIA, N.A. as Syndication Agent, WELLS FARGO BANK, N.A., as Documentation Agent and the Lenders party thereto (the "Lenders").

Pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrower on the terms and subject to the conditions contained therein, including the condition that the Guarantors execute and deliver this Guaranty for the benefit of the Guaranteed Parties, and each of the Guarantors has determined that it will derive direct and indirect economic benefits pursuant to the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, receipt of which is hereby acknowledged, the Guarantors hereby agree for the benefit of the Guaranteed Parties as follows:

ARTICLE I

RULES OF INTERPRETATION

AND DEFINITIONS

SECTION 1.01. Rules of Interpretation.

(a)        Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

(b)        The rules of interpretation specified in Paragraph 11(s) of the Credit Agreement shall be applicable to this Guaranty.

(c)        The word "include(s)" means "include(s), without limitation." and the word "including" means "including, but not limited to."  When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa.  No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Guaranty.  All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

(d)        If this Guaranty is executed by more than one Person, all references to the "Guarantor" herein shall be construed as referring to each such Person, all of whom shall be jointly and severally liable hereunder.

SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following term shall have the following meanings:

2

"Guaranteed Obligations" shall mean the Secured Obligations, the obligation of the Borrower to repay any and all other indebtedness, obligations and liabilities of every kind and character of the Borrower to the Administrative Agent and the Lenders, or any one or more of them, whether now existing or hereafter arising, whether due and owing or to become due and owing, whether joint or several, or joint and several, whether absolute or contingent, as created by, evidenced by, arising in connection with and/or owing at any time under the Credit Agreement; provided, however, that any obligation of any Guarantor under this Guaranty shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent conveyance, fraudulent transfer or the like under applicable Law (including the California Uniform Fraudulent Transfer Act and Sections 544 and 548 of the United States Bankruptcy Code).  If the amount of the Guaranteed Obligations outstanding is determined by a court of competent jurisdiction, that determination shall be conclusive and binding on such Guarantor, regardless of whether such Guarantor was a party to the proceeding in which the determination was made or not.  Each Guarantor confirms that this Guaranty is not being executed or delivered nor are the Guaranteed Obligations being incurred by such Guarantor (and, by accepting this Guaranty, the Administrative Agent and each Lender confirms that it is not accepting this Guaranty) with actual intent to hinder, delay or defraud any Person to whom such Guarantor is or may hereafter be indebted.

"Guaranteed Parties" shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank, (e) the Swing Line Lender, (f) each counterparty to a Permitted Hedge entered into with the Borrower or a Subsidiary of the Borrower if such counterparty was a Lender (or an Affiliate of a Lender) at the time the Permitted Hedge was entered into, (g) the beneficiaries of each indemnification obligation undertaken by the Borrower or any Guarantor under any Loan Document and (h) the successors and assigns of each of the foregoing.

ARTICLE II

GUARANTY

SECTION 2.01.  Guaranty.  Each Guarantor hereby absolutely and unconditionally guarantees to the Guaranteed Parties the prompt payment and performance when due (whether at its maturity, by lapse of time, by acceleration or otherwise) of the Guaranteed Obligations.  This is a guaranty of payment, not of collection.  If the Borrower defaults in the payment when due of the Guaranteed Obligations or any part thereof, such Guarantor shall in lawful money of the United States pay on demand, all sums due and owing on such Guaranteed Obligations, including all interest, charges, fees and other sums, costs and expenses.

SECTION 2.02.  Guaranty to be Absolute.  Each Guarantor expressly agrees that until the Guaranteed Obligations are paid and performed in full and each and every term, covenant and condition of this Guaranty is fully performed, such Guarantor shall not be released by or because of: (a) any act or event which might otherwise discharge, reduce, limit or modify such Guarantor's obligations under this Guaranty; (b) any waiver, extension, modification, forbearance, delay or other act or omission of the Administrative Agent or any Lender or their failure to proceed promptly or otherwise as against the Borrower, any Guarantor or any security; (c) any action, omission or circumstance which might increase the likelihood that such Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of such Guarantor as against the Borrower; or (d) any dealings occurring at any time between the Borrower and any Lender, whether relating to the Guaranteed Obligations or otherwise.  Each Guarantor hereby expressly waives and surrenders any defense to its liability under this Guaranty based upon any of the foregoing acts, omissions, agreements, waivers or matters.  It is the purpose and intent of this Guaranty that the obligations of each Guarantor under it shall be absolute and unconditional under any and all circumstances.

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ARTICLE III

RIGHTS OF GUARANTEED PARTIES

SECTION 3.01.  Authorized Action.  Each Guarantor authorizes the Guaranteed Parties to perform any or all of the following acts at any time in their sole discretion, all without notice to such Guarantor and without affecting such Guarantor's obligations under this Guaranty:  (a) alter any terms of the Guaranteed Obligations or any part of them, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Guaranteed Obligations or any part of them; (b) take and hold security for the Guaranteed Obligations or this Guaranty, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security; (c) direct the order and manner of any sale of all or any part of any security now or later to be held for the Guaranteed Obligations or this Guaranty, and also bid at any such sale; (d) apply any payments or recoveries from the Borrower, any other Guarantor or any other source, and any proceeds of any security, to the Borrower's obligations under the Credit Agreement in such manner, order and priority as the Administrative Agent and the Lenders may elect, whether or not those obligations are guaranteed by this Guaranty or secured at the time of the application; (e) release the Borrower of its liability for any obligations comprising the Guaranteed Obligations or any part thereof; (f) substitute, add or release any one or more guarantors or endorsers; (g) in addition to the extensions of credit accommodations under the Credit Agreement, any Lender may extend other credit to the Borrower, and may take and hold security for the credit so extended, all without affecting such Guarantor's liability under this Guaranty.

ARTICLE IV

WAIVERS

SECTION 4.01.  Guarantors' Waivers.  Each Guarantor waives, to the fullest extent permitted by law: (a) all statutes of limitations as a defense to any action or proceeding brought against such Guarantor by the Guaranteed Parties; (b) any right it may have to require the Guaranteed Parties to proceed against the Borrower or any Guarantor, proceed against or exhaust any security held from the Borrower or any Guarantor, or pursue any other remedy in the Guaranteed Parties' power to pursue; (c) any defense based on any claim that such Guarantor's obligations exceed or are more burdensome than those of the Borrower or any other Guarantor; (d) any defense based on:  (i) any legal disability of the Borrower or any Guarantor, (ii) any release, discharge, modification, impairment or limitation of the liability of the Borrower or any Guarantor to the Guaranteed Parties from any cause, whether consented to by the Guaranteed Parties or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding") and (iii) any rejection or disaffirmance of the Guaranteed Obligations, or any part thereof, or any security held therefor, in any such Insolvency Proceeding; (e) any defense based on any action taken or omitted by the Guaranteed Parties in any Insolvency Proceeding involving the Borrower or any Guarantor, including any election to have the claims of the Guaranteed Parties allowed as being secured, partially secured or unsecured, any extension of credit by the Guaranteed Parties to the Borrower or any Guarantor in any Insolvency Proceeding, and the taking and holding by the Administrative Agent or any Lender of any security for any such extension of credit; (f) all presentments, demands for performance, notice of intention to accelerate, notice of acceleration, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind; and (g) any defense based on or arising out of any defense that the Borrower or any Guarantor may have to the payment or performance of the Guaranteed Obligations or any part of them.

SECTION 4.02.  Waivers of Subrogation and Other Rights.

(a)        Upon a default by the Borrower, the Guaranteed Parties, in their sole discretion, without prior notice to or consent of the Guarantors, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Guaranteed Obligations, (ii) accept a transfer of any such security in lien of foreclosure, (iii) compromise or adjust the Guaranteed Obligations or any part thereof or make any other accommodation with the Borrower or any Guarantor, or (iv) exercise any other remedy against the Borrower, any Guarantor or any security.  No such action by the Guaranteed Parties shall release or limit the liability of the Guarantors, who shall remain liable under this Guaranty after the action, even if the effect of the action is to deprive the Guarantors of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from the Borrower or any Guarantor for any sums paid to the Guaranteed Parties, whether contractual or arising by operation of law or otherwise.  Each Guarantor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by the Guaranteed Parties or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Guaranteed Obligations.

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(b)        Regardless of whether any Guarantor may have made any payments to the Guaranteed Parties, each Guarantor forever waives:  (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from the Borrower and any other Guarantor for any sums paid to the Guaranteed Parties, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (ii) all rights to enforce any remedy that the Administrative Agent or any Lender may have against the Borrower or any other Guarantor, and (iii) all rights to participate in any security now or later to be held by the Guaranteed Parties for the Guaranteed Obligations.

SECTION 4.03.  Right to Non-judicially Foreclose.  The Guaranteed Parties may, at their election, foreclose on any security held for the Guaranteed Obligations by one or more judicial or nonjudicial sales, or exercise any other right or remedy the Guaranteed Parties may have against the Borrower, or any security, without affecting or impairing in any way the liability of the Guarantors hereunder except to the extent the Guaranteed Obligations have been paid.  Each Guarantor unconditionally and irrevocably waives all rights and defenses that such Guarantor may have because the Guaranteed Obligations are or become secured by real property.  This means, among other things:  (a) the Guaranteed Parties may collect from the Guarantors without first foreclosing on any real or personal property collateral pledged by the Borrower; (b) if the Guaranteed Parties foreclose on any real property collateral pledged by the Borrower:  (i) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (ii) the Guaranteed Parties may collect from the Guarantors even if such foreclosure operates, pursuant to applicable law, to impair or extinguish any right of the Guarantors against the Borrower.  Each Guarantor understands and acknowledges that if the Guaranteed Parties foreclose judicially or nonjudicially against any real property security for the Borrower's obligations, such foreclosure could impair or destroy any right or ability that such Guarantor may have to seek reimbursement, contribution, or indemnification for any amounts paid by such Guarantor under this Guaranty.  Each Guarantor further understands and acknowledges that in the absence of this waiver such potential impairment or destruction of such Guarantor's rights, if any, may entitle such Guarantor to assert a defense to this Guaranty based on California Code of Civil Procedure §580d as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40, 71 Cal. Rptr. 64 (1968), on the grounds, among others, that the Guaranteed Parties should be estopped from pursuing such Guarantor because the Guaranteed Parties' election to foreclose may have impaired or destroyed such subrogation, reimbursement, contribution, or indemnification rights of such Guarantor.  By execution of this Guaranty, each Guarantor intentionally, freely, irrevocably, and unconditionally:  (i) waives and relinquishes that defense and agrees that such Guarantor will be liable, on a joint and several basis, under this Guaranty even though the Guaranteed Parties had foreclosed judicially or nonjudicially against any real or personal property collateral for the Borrower's obligations; (ii) agrees that such Guarantor will not assert that defense in any action or proceeding which the Guaranteed Parties may begin to enforce this Guaranty; and (iii) acknowledges and agrees that the rights and defenses waived by such Guarantor in this Guaranty include any right or defense that such Guarantor may have or be entitled to assert based on or arising out of any one or more of California Code of Civil Procedure §§580a, 580b, 580d, or 726, or California Civil Code §2848.  Without limiting the foregoing, each Guarantor waives all rights and defenses arising out of an election of remedies by the Guaranteed Parties, even though that election of remedies, such as nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure.  Each Guarantor intentionally, freely, irrevocably and unconditionally waives and relinquishes all rights which may be available to it under any provision of California law or under any California judicial decision, including, without limitation, Section 580a and 726(b) of the California Code of Civil Procedure, to limit the amount of any deficiency judgment or other judgment which may be obtained against such Guarantor under this Guaranty to not more than the amount by which the unpaid Guaranteed Obligations plus all other indebtedness due from the Borrower under the Credit Agreement and the Loan Documents exceeds the fair market value or fair value of any real or personal property securing said Guaranteed Obligations and any other indebtedness due from the Borrower under the Credit Agreement, Security Agreement and the other Security Documents, including, without limitation, all rights to an appraisement of, judicial or other hearing on, or other determination of the value of said property.  Each Guarantor acknowledges and agrees that, as a result of the foregoing waiver, the Guaranteed Parties may be entitled to recover from such Guarantor an amount which, when combined with the value of any real or personal property foreclosed upon by the Guaranteed Parties (or the proceeds of the sale of which have been received by the Guaranteed Parties) and any sums collected by the Guaranteed Parties from the Borrower or other persons, might exceed the amount of the Guaranteed Obligations plus all other indebtedness due from the Borrower under the Credit Agreement and the Loan Documents.

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ARTICLE V

MISCELLANEOUS

SECTION 5.01.  Revival and Reinstatement.  If the Guaranteed Parties are required to pay, return or restore to the Borrower or any other Person any amounts previously paid on the Guaranteed Obligations because of any Insolvency Proceeding of the Borrower or any other Person, any stop notice or any other reason, the obligations of the Guarantors shall be reinstated and revived, and the rights of the Guaranteed Parties shall continue with regard to such amounts, all as though they had never been paid.

SECTION 5.02.  Information Regarding the Borrower.  Before signing this Guaranty, each Guarantor investigated the financial condition and business operations of the Borrower and such other matters as such Guarantor deemed appropriate to assure itself of the Borrower's ability to discharge its obligations under the Credit Agreement and other Loan Documents.  Each Guarantor assumes full responsibility for that due diligence, as well as for keeping informed of all matters which may affect the Borrower's ability to pay and perform its obligations hereunder.  The Guaranteed Parties do not have any duty to disclose to the Guarantors any information which they may have or receive about the Borrower's financial condition, business operations, or any other circumstances bearing on its ability to perform.

SECTION 5.03.  Subordination.  Any rights of the Guarantors, whether now existing or later arising, to receive payment on account of any indebtedness (including interest) owed to it by the Borrower or any subsequent owner of any real property collateral for the Guaranteed Obligations, or to withdraw capital invested by it in the Borrower, or to receive distributions from the Borrower, shall at all times be subordinate as to Lien and time of payment and in all other respects to the full and prior repayment to the Guaranteed Parties of the Guaranteed Obligations.  Each Guarantor shall not be entitled to enforce or receive payment of any sums hereby subordinated until the Guaranteed Obligations have been paid and performed in full and any such sums received in violation of this Guaranty shall be received by such Guarantor in trust for the Guaranteed Parties.

SECTION 5.04.  Authorization; No Violation.  Each Guarantor is authorized to execute, deliver and perform under this Guaranty, which is a valid and binding obligation of such Guarantor except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.  No provision or obligation of any Guarantor contained in this Guaranty violates any applicable law, regulation or ordinance, or any order or ruling of any court or governmental agency.  No such provision or obligation conflicts with, or constitutes a breach or default under, any agreement to which a Guarantor is a party.

SECTION 5.05.  Additional and Independent Obligations.  Each Guarantor's obligations under this Guaranty are in addition to its obligations under any other existing or future guaranties, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by the beneficiary of such other guaranty or guaranties.  Each Guarantor's obligations under this Guaranty are independent of those of the Borrower on the Guaranteed Obligations.  The Guaranteed Parties may bring a separate action, or commence a separate reference or arbitration proceeding against a Guarantor without first proceeding against the Borrower, any other Person or any security that the Administrative Agent or any Lender may hold, and without pursuing any other remedy.  The Guaranteed Parties rights under this Guaranty shall not be exhausted by any action by the Guaranteed Parties until the Guaranteed Obligations have been paid and performed in full.

SECTION 5.06.  No Waiver; Consents; Cumulative Remedies.  Each waiver by the Guaranteed Parties must be in writing, and no waiver shall be construed as a continuing waiver.  No waiver shall be implied from delay by the Guaranteed Parties in exercising or failure to exercise any right or remedy against the Borrower, the Guarantors or any security.  Consent by the Guaranteed Parties to any act or omission by the Borrower or the Guarantors shall not be construed as a consent to any other or subsequent act or omission, or as a waiver of the requirement for consent of the Lender to be obtained in any future or other instance.  All remedies of the Guaranteed Parties against the Borrower and the Guarantors are cumulative.

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SECTION 5.07.  No Release.  The Guarantors shall not be released from its obligations under this Guaranty except by a writing signed by the Administrative Agent.

SECTION 5.08. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11(e) of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be addressed to such Guarantor care of the Borrower at the address indicated in the Credit Agreement.

SECTION 5.09. Binding Effect; Several Agreement. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and thereafter shall be binding upon such Guarantor and the Guaranteed Parties and their respective successors and assigns, and shall inure to the benefit of such Guarantor and the Guaranteed Parties and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Guaranty or the Credit Agreement. This Guaranty shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 5.10. Costs and Expenses; Indemnification.

(a) Each Guarantor jointly and severally agrees to pay upon demand to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Guaranteed Parties may incur in connection with (i) the administration of this Guaranty, (ii)  the collection or enforcement of the Guaranteed Obligations, and (iii) the failure of any Guarantor to perform or observe any of the provisions hereof.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor jointly and severally agrees to indemnify the Guaranteed Parties and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, any claim, litigation, investigation or proceeding (whether or not any Indemnitee is a party thereto) relating to the execution, delivery or performance of this Guaranty; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)  Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations.  The provisions of this Section 5.10 shall remain operative and in full force and effect regardless of the termination of this Guaranty or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Guaranty or any other Loan Document, or any investigation made by or on behalf of the Guaranteed Parties. All amounts due under this Section 5.10 shall be payable on written demand therefor.

SECTION 5.11. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

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SECTION 5.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS. EACH P ARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.12.

SECTION 5.13. Severability. In the event anyone or more of the provisions contained in this Guaranty should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.14 Counterparts. This Guaranty maybe executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 5.09), and shall become effective as provided in Section 5.09. Delivery of an executed signature page to this Guaranty by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.15. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Guaranty and are not to affect the construction of, or to be taken into consideration in interpreting, this Guaranty.

SECTION 5.16. Jurisdiction; Consent to Service of Process.

(a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any California state court or Federal court of the United States of America sitting in the Central District of California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such California or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that, to the extent permitted by law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Administrative Agent or any other Guaranteed Party may otherwise have to bring any action or proceeding relating to this Guaranty or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

(b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or the other Loan Documents in any California State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 5.08. Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

SECTION 5.17.  Additional Guarantors.  Upon execution and delivery by the Administrative Agent and a Material Domestic Subsidiary of an instrument in the form of Annex I hereto, such Material Domestic Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

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MENTOR TEXAS L.P.,
a Delaware limited partnership

By:  Mentor Texas GP LLC,
        a Delaware limited liability company

Its:   General Partner

By:
      Loren L. McFarland
      Secretary & Treasurer

MENTOR MINNESOTA INC.,
a Delaware corporation

By:
      Loren L. McFarland
      Secretary & Treasurer

EXHIBIT G
(SECURITY AGREEMENT)

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Security Agreement") is made and dated as of __________ __, 200_ by and among the Debtors listed on the signature pages hereof, those additional Persons that join in this Security Agreement by execution and delivery of a Joinder Agreement substantially in the form of Annex 1 to this Security Agreement (collectively, jointly, and severally, the "Debtors"), and BANK OF THE WEST, a California banking corporation ("Bank of the West"), as collateral agent (the "Collateral Agent") for the Secured Parties described herein.

Pursuant to a Credit Agreement dated May 25, 2005 by and among MENTOR CORPORATION, a Minnesota corporation (the "Borrower"), BANK OF THE WEST, as Administrative Agent, UNION BANK OF CALIFORNIA, N.A. as Syndication Agent, and the Lenders (the "Lenders") party thereto (as amended, extended and replaced from time to time, the "Credit Agreement"), the Lenders have agreed to extend credit to the Borrower from time to time.  As a condition precedent to the Lenders' obligation to extend credit under the Credit Agreement and as security for the payment and performance of the Secured Obligations, the Debtors are required to execute and deliver, or join in, this Security Agreement, for the purpose of granting a security interest in Collateral, all as hereinafter provided.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Rules of Interpretation.

(a)        Except as otherwise set forth herein, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

(b)        All references to the Uniform Commercial Code shall mean the Uniform Commercial Code in effect in the State of California from time to time.

(c)            The rules of interpretation specified in Paragraph 11(s) of the Credit Agreement shall be applicable to this Security Agreement.

(d)            Each Debtor that is, or becomes, party to a pledge agreement pursuant to which such Debtor pledges to the Administrative Agent or the Collateral Agent Equity Interests in Subsidiaries agrees that such pledge shall be governed by the terms of such pledge agreement and not by the terms of this Security Agreement.

SECTION 1.02. Definition of Certain Terms Used Herein.  As used herein, the following terms shall

SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

"Account," "Account Debtor," "Chattel Paper," "Commercial Tort Claim," "Commodity Account," "Commodity Intermediary," "Deposit Account," "Documents," "Entitlement Holder," "Equipment," "Fixtures" "Financial Asset,' "General Intangibles," "Goods" "Inventory", Investment Property", "Instruments," "Letter of Credit Rights,"  "Proceeds." "Promissory Notes," "Securities," "Securities Account," "Securities Intermediary," "Securities Entitlement," "Security Interest" and "Supporting Obligations" shall have the meaning assigned to such terms by the Uniform Commercial Code.

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"Collateral" shall mean, with respect to each Debtor, all right, title and interest of such Debtor in all of the following, whether now owned or hereafter acquired, (a) Accounts, (b) cash and cash accounts, (c) Chattel Paper, (d) Commercial Tort Claims, (e) Deposit Accounts, (f) Documents, (g) Equipment, Inventory and other Goods and accessions thereto, (h) General Intangibles, (i) Instruments (including Promissory Notes), (j) Investment Property, (k) Letter of Credit Rights, (l) Supporting Obligations and (m) Proceeds; provided, however, that Collateral shall not include (i) any Equipment is subject to a purchase money Lien that is a Permitted Encumbrance in favor of any Person (other than the Collateral Agent) if the documents relating to such Lien do not permit other Liens, (ii) any General Intangible that is the subject of a written agreement which specifically prohibits assignment thereof but only to the extent of such prohibition, and only to the extent that the terms and provisions of a such written agreement, document or instrument creating or evidencing such property or any rights relating thereto expressly prohibit the granting of a security interest therein or condition the granting of a security interest therein on the consent of a third party whose consent has not been obtained or would cause, or allow a third party to cause, forfeiture of such property upon the granting of a security interest therein and (iii) more than 65% of the Equity Interests in any Subsidiary of the Borrower that is organized under the laws of a jurisdiction other than the United States or its political subdivisions.

"Copyright License" shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Debtor or which such Debtor otherwise has the right to license, or granting any right to such Debtor under any Copyright now or hereafter owned by any third party, and all rights of such Debtor under any such agreement.

"Copyrights" shall mean all of the following now owned or hereafter acquired by any Debtor:  (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on the Perfection Disclosure Statement.

"Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Security Agreement.

"Intellectual Property' shall mean all intellectual and similar property of any Debtor of every kind and nature now owned or hereafter acquired by any Debtor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

"License" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Debtor is a party, including those listed on the Perfection Disclosure Statement (other than those (i) license agreements in existence on the date hereof and listed on the Perfection Disclosure Statement and (ii) those license agreements entered into after the date hereof, which, in either case, by their terms prohibit assignment or a grant of a security interest by such Debtor as licensee thereunder).

"Obligations" shall mean, in the case of the Borrower, the Secured Obligations, as defined in the Credit Agreement, and, in the case of each other Debtor, the Guaranteed Obligations as such term is defined in the Guaranty executed by such Debtor.

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"Patent License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Debtor or which any Debtor otherwise has the right to license, is in existence, or granting to any Debtor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Debtor under any such agreement.

"Patents" shall mean all of the following now owned or hereafter acquired by any Debtor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on the Perfection Disclosure Statement, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

"Perfection Disclosure Statement" shall mean a certificate substantially in the form of Annex 2 hereto, completed and supplemented with the schedules and attachments contemplated thereby.

"Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank, (e) the Swing Line Lender, (f) each counterparty to a Permitted Hedge entered into with the Borrower or a Subsidiary of the Borrower if such counterparty was a Lender (or an Affiliate of a Lender) at the time the Permitted Hedge was entered into, (g) the beneficiaries of each indemnification obligation undertaken by any Debtor under any Loan Document and (h) the successors and assigns of each of the foregoing.

"Trademark License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Debtor or which any Debtor otherwise has the right to license, or granting to any Debtor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Debtor under any such agreement.

"Trademarks" shall mean all of the following now owned or hereafter acquired by any Debtor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on the Perfection Disclosure Statement, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

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ARTICLE II

SECURITY INTEREST

SECTION 2.01. Security Interest. Each Debtor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, as security for the payment or performance, as the case may be, in full of the Obligations of such Debtor; and any extensions, renewals or modifications of the Obligations, a security interest in, all of such Debtor's right, title and interest in, to and under the Collateral (the "Security Interest"). Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Debtor, without the signature of any Debtor, and naming any Debtor or the Debtors as debtors and the Collateral Agent as secured party.

SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Debtor with respect to or arising out of the Collateral.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Debtors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

SECTION 3.01. Title and Authority. Each Debtor has good and valid rights in and title to the Collateral, subject only to Permitted Encumbrances, with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Security Agreement, without the consent or approval of any other Person other than (i) any consent or approval which has been obtained or (ii) any consent or approval which, if not obtained, would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on such Debtor.

SECTION 3.02. Filings. (a) The information set forth on the Perfection Disclosure Statement is correct and complete as of the date hereof.  Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been approved for filing by or delivered to the Collateral Agent for filing in each governmental, municipal or other office identified on the Perfection Disclosure Statement, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration under the Uniform Commercial Code and no further or subsequent filing, refiling, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or with respect to the filing of amendments or new filings to reflect the change of any Debtor's location, identity or organizational structure or identification number, except that no filings, recordings or registrations shall be required to made with respect to motor vehicles subject to any requirement that a filing, registration or recording be made with the department of motor vehicles or any other similar department or agency in any relevant jurisdiction ("Excluded Motor Vehicles" or "Excluded Collateral").

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(b)     Each Debtor shall ensure that fully executed security agreements in a form satisfactory to the Administrative Agent and containing a description of all Collateral consisting of Intellectual Property shall have been received and recorded within three months after the execution of this Security Agreement with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and within one month after the execution of this Security Agreement with respect to United Sates registered Copyrights by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 US.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of United States registered Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of United States registered Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, to the extent a security interest therein can be created under the Uniform Commercial Code, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral other than Excluded Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code and (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S. C. § 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Encumbrances.

SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Debtors free and clear of any Lien, except for Permitted Encumbrances.  The Debtor has not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (b) any assignment in which any Debtor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Debtor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Encumbrances.

ARTICLE IV

COVENANTS

SECTION 4.01. Change of Name, Etc.

(a) Each Debtor agrees promptly to notify the Collateral Agent in writing of any change (i) in its name, corporate structure, jurisdiction of organization or organizational identification number or (ii) in the location of its chief executive office or its principal place of business. Each Debtor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral subject only to Permitted Encumbrances. Each Debtor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Debtor is damaged or destroyed.

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(b) Each Debtor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Debtor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

SECTION 4.02. Periodic Certification. Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Paragraph 9(a) of the Credit Agreement, the Borrower shall, upon the request of the Collateral Agent, deliver to the Collateral Agent a certificate executed by an Authorized Officer of the Borrower (a) setting forth the information required by the Perfection Disclosure Statement or confirming that there has been no change in such information since the date of this Security Agreement or the date of the last Perfection Disclosure Statement delivered pursuant to this Section and (b) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable), including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) above to the extent necessary to protect and perfect the Security Interest under the Uniform Commercial Code, to the extent such Security Interest can be perfected by filing for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

SECTION 4.03. Protection of Security. Each Debtor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien other than a Permitted Encumbrance.

SECTION 4.04. Further Assurances.

(a)        Each Debtor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Security Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

(b)        If any Collateral with a value of $1,000,000 or more shall at any time be evidenced by an Instrument or Promissory Note, a certificate evidencing Investment Property or tangible Chattel Paper or Documents, such Collateral shall be immediately pledged and delivered to the Collateral Agent, duly endorsed or accompanied by stock powers or other applicable documents, all in a manner satisfactory to the Collateral Agent.

(c)        If Collateral consisting of Deposit Accounts, Investment Property (other than Investment Property evidenced by a certificate delivered to the Collateral Agent pursuant to the preceding subsection (b)) and intangible Chattel Paper that, in the aggregate has a value of [$1,000,000] or more, such Collateral shall at all times be perfected by control pursuant to agreements that are reasonably satisfactory to the Administrative Agent.

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(d)        Each Debtor hereby authorizes the Collateral Agent, with prompt notice thereof to the Debtors, to supplement this Security Agreement by supplementing the Perfection Disclosure Statement or adding additional schedules thereto to specifically identify any asset or item that may constitute United States registered Copyrights, Licenses, Patents or Trademarks; provided, however, that any Debtor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Debtor hereunder with respect to such Collateral. Each Debtor agrees that it will use its reasonable best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

SECTION 4.05. Inspection and Verification. The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall at reasonable intervals and upon reasonable prior notice have the right, at the Debtors' own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Debtors' affairs with the officers of the Debtors and (with the participation of or prior notice to such officers) their independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third Person, by contacting Account Debtors or the third Person possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party (it being understood that any such information shall be deemed to be "Information" subject to the provisions of Section 11(q) of the Credit Agreement).

SECTION 4.06. Taxes; Encumbrances. At its option, upon prior written notice to the applicable Debtor, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral other than a Permitted Encumbrance, and may pay for the maintenance and preservation of the Collateral to the extent any Debtor fails to do so as required by the Credit Agreement or this Security Agreement, and each Debtor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.06 shall be interpreted as excusing any Debtor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Debtor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

SECTION 4.07. Assignment of Security Interest. If at any time any Debtor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Debtor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

SECTION 4.08. Continuing Obligations of the Debtors. Each Debtor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Debtor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

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SECTION 4.09. Use and Disposition of Collateral. None of the Debtors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by the Credit Agreement. None of the Debtors shall make or permit to be made any transfer of the Collateral and each Debtor shall remain at all times in possession (which possession shall include (a) in the case of Investment Property, possession through one or more Securities Intermediaries and (b) in the case of Inventory located on the premises of any property leased and used by the Borrower or any Subsidiary in the ordinary course of business, storage of Inventory on such property in the ordinary course of business) of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Debtors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Debtors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Debtors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Security Agreement, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, unless otherwise agreed by the Collateral Agent, each Debtor agrees that it shall not permit any Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have been instructed by the applicable Debtors to hold the Inventory subject to the Security Interest and the instructions of the Collateral Agent.

SECTION 4.10. Limitation on Modification of Accounts. None of the Debtors will, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Debtor is engaged.

SECTION 4.11. Insurance. The Debtors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 7(g) of the Credit Agreement.  In the event that any Debtor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, following written notice to the Debtors, without waiving or releasing any obligation or liability of the Debtors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.11, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Debtors to the Collateral Agent and shall be additional Obligations secured hereby.

SECTION 4.12. Legend. Each Debtor shall, if requested by the Collateral Agent, legend, in form and manner satisfactory to the Collateral Agent, its Accounts and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

SECTION 4.13. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Debtor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Debtor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b) Each Debtor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Debtor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

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(c) Each Debtor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d) Each Debtor shall notify the Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Debtor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(e) Each Debtor shall, within ten days after the end of each calendar month, inform the Collateral Agent of each application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office or United States Copyright Office filed during such calendar month by such Debtor, either itself or through any agent, employee, licensee or designee and, upon request of the Collateral Agent, each Debtor shall execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Debtor hereby appoints the Collateral Agent as its attorney- in- fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable, subject to Section 7.14.

(f) Each Debtor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights material to the conduct of any Debtor's business (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Debtor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Debtor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of such Debtor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Debtor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

(h) Upon and during the continuance of an Event of Default, each Debtor shall, upon the request of the Collateral Agent, use its reasonable best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Debtor's right, title and interest thereunder to the Collateral Agent or its designee.

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ARTICLE V

POWER OF ATTORNEY

Each Debtor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Debtor's true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Debtor and in each Debtor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Debtor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Debtor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and (i) to make, settle and adjust claims in respect of Collateral under policies of insurance, endorse the name of such Debtor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and make all determinations and decisions with respect thereto, and to do all other acts and things necessary to carry out the purposes of this Security Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Debtor or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Debtors for the purposes set forth above is coupled with an interest and is irrevocable subject to Section 7.14. The provisions of this Section shall in no event relieve any Debtor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Security Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

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ARTICLE VI

REMEDIES

SECTION 6.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Debtor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Debtors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, exercise any Debtor's right to bill and receive payment for completed work and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Debtor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Debtor, and each Debtor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Debtor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the Debtors 10 days' written notice (which each Debtor agrees is reasonable notice within the meaning of the Uniform Commercial Code) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange, Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Debtor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Debtor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Debtor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Debtor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Security Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

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SECTION 6.02. Application of Proceeds.  The Collateral Agent shall apply the proceeds of any collection or sale of the Pledged Collateral, as well as any Pledged Collateral consisting of cash, in accordance with Paragraph 9(c) of the Credit Agreement.

SECTION 6.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Debtor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Debtors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Debtor, to the extent granting such license or sub-license would not violate any agreement applicable to such Intellectual Property, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11(e) of the Credit Agreement. All communications and notices hereunder to any Debtor other than the Borrower shall be addressed to such Debtor care of the Borrower at the address indicated in the Credit Agreement.

SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Debtors hereunder shall, to the extent permitted by law, be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document (other than this Security Agreement), any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document (other than this Security Agreement) or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Debtor in respect of the Obligations or this Security Agreement.

SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Debtor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Security Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of any notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Security Agreement shall terminate.

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Section 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Debtor when a counterpart hereof executed on behalf of such Debtor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Debtor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Debtor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Debtor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Security Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Debtor and may be amended, modified, supplemented, waived or released with respect to any Debtor without the approval of any other Debtor and without affecting the obligations of any other Debtor hereunder.

SECTION 7.05. Successors and Assigns. Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Debtor or the Collateral Agent that are contained in this Security Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.06. Collateral Agent's Fees and Expenses; Indemnification. (a) Each Debtor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Security Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Debtor to perform or observe any of the provisions hereof.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Debtor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, any claim, litigation, investigation or proceeding (whether or not any Indemnitee is a party thereto) relating to the execution, delivery or performance of this Security Agreement or to the Collateral; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Security Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Security Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section 7.06 shall be payable on written demand therefor.

SECTION 7.07. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT THAT THE LAW OF THEIR LOCATION SHALL GOVERN WITH RESPECT TO THE CREATION, PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS IN FIXTURES AND THE EXERCISE OF REMEDIES WITH RESPECT THERETO (IF APPLICABLE).

SECTION 7.08. Waivers, Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof: nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Issuing Bank, the Administrative Agent and the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Security Agreement or any other Loan Document or consent to any departure by any Debtor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Debtor in any case shall entitle such Debtor or any other Debtor to any other or further notice or demand in similar or other circumstances.

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(b) Neither this Security Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Debtor or Debtors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Paragraph 11(b) of the Credit Agreement.

SECTION7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH P ARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

SECTION 7.10. Severability. In the event anyone or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.11 Counterparts. This Agreement maybe executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 7.04), and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Security Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7.12. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Security Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Security Agreement.

SECTION 7.13. Jurisdiction; Consent to Service of Process. (a) Each Debtor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any California state court or Federal court of the United States of America sitting in the Central District of California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such California or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that, to the extent permitted by law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement shall affect any right that the Collateral Agent, the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Security Agreement or the other Loan Documents against any Debtor or its properties in the courts of any jurisdiction.

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(b) Each Debtor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or the other Loan Documents in any California State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Security Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Security Agreement will affect the right of any party to this Security Agreement to serve process in any other manner permitted by law.

SECTION 7.14. Termination. (a) This Agreement and the Security Interest shall terminate when all the Obligations (other than wholly contingent indemnification obligations) then due and owing have been paid in full, the Lenders have no further commitment to lend, the L/C Obligations has been reduced to zero and the Issuing Bank has no further commitment to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Debtors, at the Debtors' expense, all Uniform Commercial Code termination statements and similar documents which the Debtors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Collateral Agent. A Debtor other than the Borrower shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Debtor shall be automatically released in the event that all the capital stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of to a Person that is not an Affiliate of the Borrower in accordance with the terms of the Credit Agreement; provided that the Required Lenders shall have consented to such sale, transfer or other disposition (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(b) The Debtors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Security Agreement, the Credit Agreement or any other Loan Document, in which case such Collateral (unless sold to the Borrower or one of its Subsidiaries) shall be sold free and clear of the Liens created by the Security Documents.

SECTION 7.15. Additional Debtors. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 2 hereto, such Subsidiary shall become a Debtor hereunder with the same force and effect as if originally named as a Debtor herein. The execution and delivery of any such instrument shall not require the consent of any Debtor hereunder. The rights and obligations of each Debtor hereunder shall remain in full force and effect notwithstanding the addition of any new Debtor as a party to this Security Agreement.

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EXECUTED as of the day and year first above written.

GRANTORS:

MENTOR CORPORATION,

a Minnesota corporation

By:_____________________________________________
Name: __________________________________________
Title: ___________________________________________

MENTOR MINNESOTA, INC.,

a Delaware corporation

By:_____________________________________________
Name: __________________________________________
Title: ___________________________________________

MENTOR TEXAS L.P.,

a Texas limited partnership

By:______________________________________________
Name: __________________________________________
Title: ____________________________________________

COLLATERAL AGENT:

BANK OF THE WEST

By:___________________________________________
Name: ________________________________________
Title: _________________________________________

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